Execution Version PURCHASE AND SALE AGREEMENT BY AND AMONG SUMMIT MIDSTREAM OPCO, LP, as Seller, MARKWEST UTICA OPERATING COMPANY, L.L.C., as Buyer, AND SOLELY FOR PURPOSES OF SECTION 12.18 HEREOF, SUMMIT MIDSTREAM PARTNERS, LP, as Seller Parent MARCH 22, 2024

i TABLE OF CONTENTS ARTICLE I DEFINITIONS AND INTERPRETATIONS ....................................................1 1.1. Definitions .......................................................................................................................1 1.2. Interpretations ................................................................................................................13 ARTICLE II PURCHASE AND SALE OF THE ACQUIRED INTERESTS; CLOSING ........................................................................................................14 2.1. Purchase and Sale of the Acquired Interests ..................................................................14 2.2. Purchase Price ................................................................................................................14 2.3. Purchase Price Adjustments ...........................................................................................14 2.4. Intentionally Deleted ......................................................................................................17 2.5. Withholding ...................................................................................................................17 2.6. Express Exclusion of Operations Services from the Purchase and Sale ........................17 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER ..........................18 3.1. Organization; Qualification ...........................................................................................18 3.2. Authority; Enforceability ...............................................................................................18 3.3. Non-Contravention ........................................................................................................19 3.4. Governmental Approvals ...............................................................................................19 3.5. Legal Proceedings ..........................................................................................................19 3.6. Ownership of Acquired Interests ...................................................................................20 3.7. Brokers’ Fees .................................................................................................................20 3.8. Bankruptcy .....................................................................................................................20 3.9. No Other Representations and Warranties .....................................................................20 ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING THE ACQUIRED COMPANY ................................................................................20 4.1. Organization; Qualification ...........................................................................................21 4.2. Non-Contravention ........................................................................................................21 4.3. Governmental Approvals ...............................................................................................21 4.4. Capitalization; Subsidiaries ...........................................................................................21 4.5. Compliance with Law ....................................................................................................22 4.6. Real Property .................................................................................................................22 4.7. Title to Properties and Assets; Condition of Assets ......................................................24 4.8. Customers and Suppliers ...............................................................................................25 4.9. Financial Statements ......................................................................................................25 4.10. Debt ................................................................................................................................26 4.11. Absence of Certain Changes ..........................................................................................26 4.12. Environmental Matters ..................................................................................................26 4.13. Material Contracts ..........................................................................................................27 4.14. Legal Proceedings ..........................................................................................................29 4.15. Permits ...........................................................................................................................30 4.16. Taxes ..............................................................................................................................30 4.17. Employee Benefits; Employment and Labor Matters ....................................................31 4.18. Intellectual Property; IT .................................................................................................32 4.19. Insurance ........................................................................................................................33

ii 4.20. Affiliate Transactions ....................................................................................................33 4.21. Bank Accounts ...............................................................................................................33 4.22. Powers of Attorney ........................................................................................................34 4.23. Brokers’ Fees .................................................................................................................34 4.24. Certain Payments ...........................................................................................................34 ARTICLE V REPRESENTATIONS AND WARRANTIES REGARDING OGC AND OCC ........................................................................................................34 5.1. Organization; Qualification ...........................................................................................34 5.2. Non-Contravention; Approvals ......................................................................................35 5.3. Capitalization .................................................................................................................35 5.4. Absence of Changes .......................................................................................................35 5.5. Legal Proceedings ..........................................................................................................35 5.6. Taxes ..............................................................................................................................36 ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER ...........................36 6.1. Organization ...................................................................................................................36 6.2. Authority; Enforceability ...............................................................................................36 6.3. Non-Contravention ........................................................................................................36 6.4. Governmental Approvals ...............................................................................................37 6.5. HSR Act Approval .........................................................................................................37 6.6. Legal Proceedings ..........................................................................................................37 6.7. Matters Relating to Acquisition of the Acquired Interests ............................................37 6.8. Bankruptcy .....................................................................................................................38 6.9. Financing .......................................................................................................................38 6.10. Brokers’ Fees .................................................................................................................38 6.11. Foreign Person ...............................................................................................................38 6.12. No Reliance; Disclaimer ................................................................................................38 6.13. Seller Insurance Policies ................................................................................................39 ARTICLE VII COVENANTS OF THE PARTIES .................................................................39 7.1. Intentionally Deleted ......................................................................................................39 7.2. Intentionally Deleted ......................................................................................................39 7.3. Consents and Approvals ................................................................................................39 7.4. Continuing Indemnification ...........................................................................................40 7.5. Retention of Books and Records ...................................................................................41 7.6. Expenses ........................................................................................................................41 7.7. Further Assurances ........................................................................................................42 7.8. Public Statements ...........................................................................................................42 7.9. Transfer Taxes ...............................................................................................................42 7.10. Tax Matters ....................................................................................................................42 7.11. R&W Policy ...................................................................................................................43 7.12. Affiliate Services ...........................................................................................................44 7.13. Employee Matters ..........................................................................................................44 7.14. Confidentiality ...............................................................................................................45 7.15. Use of Name and Seller’s Marks ...................................................................................45 7.16. Cash Distributions ..........................................................................................................46

iii 7.17. Bonds .............................................................................................................................47 7.18. Insurance Matters ...........................................................................................................47 7.19. Intentionally Deleted ......................................................................................................47 7.20. Independent Investigation ..............................................................................................47 7.21. Mutual Releases .............................................................................................................48 ARTICLE VIII INTENTIONALLY DELETED ......................................................................49 ARTICLE IX CLOSING ........................................................................................................49 9.1. Time and Place of Closing .............................................................................................49 9.2. Deliveries and Actions at Closing .................................................................................50 ARTICLE X INTENTIONALLY DELETED ......................................................................51 ARTICLE XI INDEMNIFICATION......................................................................................51 11.1. Survival ..........................................................................................................................51 11.2. Obligations of Seller ......................................................................................................51 11.3. Obligations of Buyer ......................................................................................................51 11.4. Limitations on Liability .................................................................................................52 11.5. Indemnification Procedure .............................................................................................53 11.6. Damages Waiver ............................................................................................................54 11.7. Exclusive Remedy .........................................................................................................55 ARTICLE XII MISCELLANEOUS ........................................................................................55 12.1. Governing Law ..............................................................................................................55 12.2. Consent to Jurisdiction ...................................................................................................55 12.3. Waiver of Jury Trial .......................................................................................................56 12.4. Amendment and Modification .......................................................................................56 12.5. Waiver of Compliance; Consents ..................................................................................56 12.6. Notices ...........................................................................................................................56 12.7. Assignment ....................................................................................................................57 12.8. Third Party Beneficiaries ...............................................................................................58 12.9. Entire Agreement ...........................................................................................................58 12.10. Severability ....................................................................................................................58 12.11. Representation by Counsel ............................................................................................58 12.12. Seller Disclosure Schedule ............................................................................................58 12.13. Facsimiles; Counterparts ................................................................................................59 12.14. Privileged Communications ...........................................................................................59 12.15. Affiliate Liability ...........................................................................................................60 12.16. Specific Performance .....................................................................................................60 12.17. Time is of the Essence ...................................................................................................61 12.18. Seller Parent Guaranty ...................................................................................................61

i Exhibits Exhibit A — Form of Settlement Statement Exhibit B — R&W Policy Exhibit C — Form of Assignment of Interests (Acquired Interests) Exhibit D — Form of Transition Services Agreement Exhibit E — Letter Agreement Amendment Exhibit F — Excluded Liability Annexes Annex 1 — Illustrative Working Capital Calculation Annex 2 — Accounting Principles

Schedules

Schedule 1.1(a)	–	OCG and OCC Percentages
Schedule 1.1(a)-PL	–	Permitted Liens
Schedule 2.6	–	Included Systems
Schedule 3.3	–	Non-Contravention (Seller)
Schedule 3.4	–	Governmental Approvals (Seller)
Schedule 3.6(a)	–	Ownership of Acquired Interests
Schedule 3.7	–	Brokers' Fees (Seller)
Schedule 4.2	–	Non-Contravention (Acquired Companies)
Schedule 4.3	–	Governmental Approvals (Acquired Companies)
Schedule 4.4(a)	–	Ownership of Equity Interests
Schedule 4.5	–	Compliance with Law
Schedule 4.6(a)	–	Owned Real Property
Schedule 4.6(b)	–	Leased Real Property
Schedule 4.6(c)	–	Easements
Schedule 4.6(d)	–	Real Property Liens
Schedule 4.6(j)	–	Improvements
Schedule 4.7(a)	–	Assets
Schedule 4.7(c)	–	Condition of Assets
Schedule 4.8(a)	–	Material Customers & Material Suppliers
Schedule 4.8(b)	–	Communications from Material Customers & Material Suppliers
Schedule 4.9(a)	–	Financial Statements
Schedule 4.9(b)	–	GAAP
Schedule 4.9(c)	–	Undisclosed Liabilities
Schedule 4.10	–	Debt
Schedule 4.11	–	Absences of Certain Changes (Acquired Companies)
Schedule 4.12	–	Environmental Matters
Schedule 4.13	–	Material Contracts
Schedule 4.13	–	Legal Proceedings (Acquired Companies)
Schedule 4.15	–	Permits
Schedule 4.16	–	Taxes
Schedule 4.18(a)	–	Intellectual Property
Schedule 4.18(b)	–	Information Technology
Schedule 4.19	–	Insurance
Schedule 4.20	–	Affiliate Transactions
Schedule 4.21	–	Bank Accounts
Schedule 4.21	–	Powers of Attorney
Schedule 4.23	–	Brokers' Fees (Acquired Companies)
Schedule 5.2(a)	–	Non-Contravention (OGC and OCC)
Schedule 5.2(b)	–	Governmental Approvals (OGC and OCC)
Schedule 5.3	–	Capitalization (OGC and OCC)
Schedule 5.4	–	Absence of Certain Changes (OGC and OCC)
Schedule 5.5	–	Legal Proceedings (OGC and OCC)
Schedule 7.13	–	Subject Employees
Schedule 7.17	–	Bonds

i

ii Schedule 7.18 – Insurance Policy Matters Schedule 9.2(b)(vi) – Resignations Persons

PURCHASE AND SALE AGREEMENT THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of March 22, 2024 (the “Execution Date”), is made and entered into by and among Summit Midstream Opco, LP, a Delaware limited partnership (“Seller”), and MarkWest Utica Operating Company, L.L.C., a Delaware limited liability company (“Buyer”), and solely for purposes of Section 12.18 hereof, Summit Midstream Partners, L.P., a Delaware limited partnership (“Seller Parent”). Each of Seller and Buyer is sometimes referred to individually in this Agreement as a “Party” and collectively as the “Parties.” RECITALS WHEREAS, Seller owns all of the rights, title and interest in the Equity Interests of the Acquired Company which constitutes 100% of the Equity Interest in the Acquired Company (the “Acquired Interests”); WHEREAS, the Acquired Company directly owns the OGC Interests and the OCC Interests (collectively, the “Non-Op Interests”); WHEREAS, upon the terms and subject to the conditions of this Agreement, Seller desires to sell, and Buyer desires to purchase, the Acquired Interests at the Closing in exchange for payment of the consideration specified in this Agreement; WHEREAS, Buyer and Seller desire to make certain representations, warranties and agreements in connection with, and establish various conditions to, the purchase and sale of the Acquired Interests; and WHEREAS, simultaneously with the execution of this Agreement, the Parties and/or their respective Affiliates are entering into the Letter Agreement Amendment. AGREEMENTS NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants contained in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties undertake and agree as follows: ARTICLE I Definitions and Interpretations 1.1. Definitions. Capitalized terms used in this Agreement but not defined in the body of this Agreement shall have the meanings ascribed to them in this Section 1.1. Capitalized terms defined in the body of this Agreement are listed below with reference to the location of the definitions of such terms in the body of this Agreement. “Accounting Firm” is defined in Section 2.3(b). “Accounting Principles” means the accounting principles set forth on Annex 2.

2 “Acquired Company” means Summit Midstream Utica, LLC, a Delaware limited liability company. “Acquired Company Group” means the Acquired Company, OGC and OCC, collectively. “Acquired Company Group Member” means any member of the Acquired Company Group. “Acquired Interests” is defined in the recitals to this Agreement. “Adjustment Amount” means an amount of Dollars (expressed as a positive or a negative number, as applicable) determined as of the Measurement Time equal to the sum of (i) the Closing Date Working Capital Adjustment Amount, minus (ii) the Closing Debt Amount plus (iii) the Closing Date Cash. “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person; provided, however, that in no event shall any Affiliate of Seller, other than the Acquired Company Group, be deemed an Affiliate of the Acquired Company (other than for purposes of Section 11.17 and the definition of Non-Recourse Party therein). The Acquired Company shall be considered an Affiliate of Seller prior to Closing and an Affiliate of Buyer after Closing. “Affiliate Contracts” is defined in Section 4.20. “Agreement” is defined in the preamble to this Agreement. “Assets” of any Person means all properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person. “Assignment Agreement” means an assignment agreement, by and between Seller and Buyer, in substantially the form attached hereto as Exhibit C, evidencing the assignment and transfer to Buyer of the Acquired Interests. “Balance Sheet Date” means December 31, 2023. “Business” means, with respect to each Acquired Company Group Member, the ownership and operation by such Acquired Company Group Member, as applicable, of its respective Assets and other activities conducted by such Acquired Company Group Member that are incidental thereto as of the Closing Date. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Delaware or Houston, Texas are authorized or obligated to be closed by applicable Laws. “Buyer” is defined in the preamble to this Agreement.

3 “Buyer Disclosure Schedule” means the disclosure schedule to this Agreement prepared by Buyer and delivered to Seller on the Closing Date. “Buyer Indemnified Party” is defined in Section 11.2. “Cash and Cash Equivalents” means (a) money, currency or a credit balance in a deposit account at a financial institution, net of checks outstanding as of the time of determination, (b) marketable securities or direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, (c) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, (d) commercial paper issued by any bank or any bank holding company owning any bank, and (e) certificates of deposit or bankers’ acceptances issued by any commercial bank organized under the applicable Laws of the United States of America, in each case, calculated in a manner consistent with GAAP. For the avoidance of doubt, Cash and Cash Equivalents shall include any security, escrow or similar deposits, and any deposits or cash held as a guarantee in respect of performance of Contracts or as collateral in respect of outstanding insurance policies, leases or letters of credit, or credit card receivables. “Closing” is defined in Section 9.1. “Closing Amount” is defined in Section 2.2. “Closing Date” is defined in Section 9.1. “Closing Date Cash” means, as of the Measurement Time, the aggregate amount of all Cash and Cash Equivalents held by the Acquired Company determined in accordance with the Accounting Principles. “Closing Date Working Capital” means an amount of Dollars (expressed as a positive or negative number, as applicable) equal to (a) the Current Assets minus (b) the Current Liabilities. “Closing Date Working Capital Adjustment Amount” means an amount of Dollars (expressed as a positive or negative number, as applicable) equal to the amount by which the Closing Date Working Capital is greater than or less than the Estimated Working Capital. “Closing Debt Amount” means the aggregate amount of all unpaid Debt of the Acquired Company immediately prior to Closing as determined in accordance with the Accounting Principles. “Closing Purchase Price” is defined in Section 2.3(a). “Code” means the Internal Revenue Code of 1986, as amended. “Confidentiality Agreement” means that certain confidentiality agreement, dated as of September 15, 2023, by and between MPLX LP and Summit Midstream Holdings, LLC.

4 “Contract” means any legally binding oral or written agreement, lease, license, note, evidence of indebtedness, mortgage, security agreement, understanding, instrument, undertaking, or obligation, including any amendment, modification, or supplement thereto or other legally binding arrangement. “control” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of the management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. “Corporate Encumbrances” shall mean, with respect to the Equity Interests of any Person, (a) any transfer restrictions imposed by federal or state securities Laws, (b) any transfer restrictions contained in the Organizational Documents of such Person, (c) Liens created by this Agreement, (d) Liens arising by, through or under Buyer or any of its Affiliates or (e) Liens that shall be released, waived or otherwise terminated in connection with the Closing. “COVID-19” means the COVID-19 or SARS-CoV-2 virus, and any evolutions or mutations thereof or related or associated epidemics, pandemics, public health emergencies or disease outbreaks. “Creditors’ Rights” is defined in Section 3.2(b). “Current Assets” means the current assets of the Acquired Company as of the Measurement Time, as illustrated on and specifically including the line items listed on Annex 1 (excluding all Cash and Cash Equivalents), each determined in accordance with the Accounting Principles, but excluding any and all deferred Tax assets. “Current Liabilities” means the current Liabilities of the Acquired Company as of the Measurement Time, as illustrated on and specifically including the line items listed on Annex 1, each determined in accordance with the Accounting Principles, but excluding (a) any and all deferred Tax Liabilities, (b) any Debt of the Acquired Company, including the Closing Debt Amount, and (c) any Transaction Expenses. “D&O Claim” is defined in Section 7.4(a). “D&O Indemnified Persons” is defined in Section 7.4(a). “Debt” of any Person means, without duplication, (a) all indebtedness for borrowed money, (including all principal, accrued interest, premiums, late charges, collection fees, penalties, termination fees or breakage fees), (b) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (c) any obligations of such Person for deferred and unpaid purchase price of property or services (other than trade payables and other obligations incurred in the ordinary course of business), conditional sale or title retention arrangements; (d) any reimbursement obligations of such Person with respect to letters of credit, banker’s acceptances issued for account of the Acquired Company, to the extent drawn; (e) any Liabilities of such Person under any interest rate swaps, collars, caps, foreign currency exchange agreement or similar hedging agreement (including any breakage cost or termination fee); (f) any “earn out” or other similar payment obligations of such Person, or (g) guarantees with respect to any

5 indebtedness or other obligation of any other Person of a type described in clauses (a) through (f) above; provided that Debt shall not include (x) any obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital or finance leases, (y) any accounts payable to trade creditors, purchase commitments incurred in the ordinary course of business, or accrued expenses and deferred revenues, in each case, to the extent included as Current Liabilities in the calculation of Closing Date Working Capital or (z) any Liabilities or obligations among any of the Acquired Company Group Members. “Direct Claim” is defined in Section 11.5(b). “Easements” means all easements, authorizations, rights of way, servitudes, property use agreements, line rights, surface leases, and real property licenses (including right of way Permits from railroads and road crossing Permits or other right of way Permits from any Governmental Authority) relating to Real Property used in the Business of the Acquired Company but owned by third parties. “Employee Pension Benefit Plan” has the meaning set forth in Section 3(2) of ERISA. “Employee Welfare Benefit Plan” has the meaning set forth in Section 3(1) of ERISA. “Environmental Laws” means any and all Laws pertaining to prevention of pollution, protection of the environment (including natural resources), remediation of contamination (including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.) and workplace health and safety (to the extent such health and safety relates to exposure to Hazardous Substances). “Equity Interests” means capital stock, partnership or membership interests or units (whether general or limited), and any other interest or participation that confers on a Person the right to receive a share of the profits and/or losses of, or distribution of assets of, the issuing entity. “Equity Securities” means (a) Equity Interests, (b) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to acquire, any Equity Interests, and (c) securities convertible into or exercisable or exchangeable for Equity Interests. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Estimated Adjustment Amount” is defined in Section 2.3(a). “Estimated Settlement Statement” is defined in Section 2.3(a). “Estimated Working Capital” means $5,322,974. “Evaluation Material” is defined in Section 7.2(a). “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Excluded Liability” has the meaning set forth on Exhibit F.

6 “Execution Date” is defined in the preamble to this Agreement. “Final Adjustment Amount” is defined in Section 2.3(b). “Final Purchase Price” is defined in Section 2.3(b). “Financial Security” is defined in Section 12.18. “Final Settlement Date” is defined in Section 2.3(b). “Final Settlement Statement” is defined in Section 2.3(b). “Financial Statements” are defined in Section 4.9(a). “Formation Date” means October 29, 2014. “Fraud” means, with respect to any Person, such Person’s knowing and intentional common law fraud under the Laws of the State of Delaware with respect to the making by such Person of any of the representations and warranties contained in this Agreement; provided that, notwithstanding anything to the contrary, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, or any torts (including a claim for fraud) based on negligence or recklessness. “GAAP” means generally accepted accounting principles in the United States of America. “Governmental Authority” means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitration body or authority of the United States or any foreign country, or any state, local or other governmental subdivision thereof. “Governmental Consents” is defined in Section 3.4. “Hazardous Substances” means any material, substance or waste which is hazardous, acutely hazardous, toxic, or of similar effect based on words of similar import or regulatory effect under Environmental Law regulated by, or for which Liability or standards of conduct may be imposed under, Environmental Law, including any material, substance or waste defined or regulated in any Environmental Law as a hazardous substance, hazardous waste, hazardous material, solid waste, toxic substance, toxic waste, pollutant or contaminant, and including petroleum or any fraction thereof, petroleum products, natural gas, natural gas liquids, asbestos and asbestos-containing materials, radon, per- or polyfluoroalkyl substances, urea formaldehyde and polychlorinated biphenyls. “Hire Date” is defined in Section 7.13(a). “Hired Employee” is defined in Section 7.13(a). “HSR Act” means Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “Indemnified Party” is defined in Section 11.5(a).

7 “Indemnifying Party” is defined in Section 11.5(a). “Intellectual Property” means all intellectual property rights arising from or in respect of the following: (a) patents and patent applications, including all reissuances, continuations, continuations-in-part, divisions, supplementary protection certificates, extensions and re- examinations thereof; (b) trademarks, service marks, logos, designs, trade names, trade dress, Internet domain names, and registrations and applications therefore, including the associated goodwill therewith; (c) copyrights, other rights in copyrightable works of authorship and registrations and applications therefore; and (d) trade secrets, know-how, and other confidential and proprietary information. “Knowledge” means (a) with respect to Seller, the actual knowledge, after reasonable inquiry of their respective direct reports, of Heath Deneke and Bill Mault and (b) with respect to Buyer, the actual knowledge, after due investigation and inquiry, of Greg Floerke. “Law” means any applicable law, statute, code, regulation, ordinance, order, rule, rule of common law, judgment, decree, injunction, franchise, permit, certificate, license or authorization of any Governmental Authority. “Leased Real Property” is defined in Section 4.6(b). “Letter Agreement Amendment” means that certain Letter Agreement Amendment, dated as of the Closing Date, by and between MarkWest Liberty Midstream & Resources, L.L.C. and Summit Parent, attached hereto as Exhibit E, effectuating the amendment of that certain Letter Agreement, dated as of June 4, 2013, by and between MarkWest Liberty Midstream & Resources, L.L.C. and Summit Parent. “Liability” or “Liabilities” means all direct and indirect debts, liabilities, Taxes, losses, damages, claims, demands, costs, expenses, fines, awards, judgments, penalties, interest, guarantees, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmature, asserted or unasserted, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including out of any Contract, under any Law or Proceeding, or tort based on negligence or strict liability). “Lien” means, with respect to any property or asset, any mortgage, deed of trust, pledge, security interest, lien or other similar property interest or encumbrance in respect of such property or asset. “Lien Release Letter” means the duly executed letters or other instruments from the administrative agent, collateral agent, collateral trustee and/or trustee, as applicable, releasing all Liens on the Acquired Interests and Non-Op Interests filed in connection with any indebtedness of the Seller involving the Acquired Interests and Non-Op Interests, and authorizing the filing of UCC-3 amendments reflecting such release, in each case at the Closing to be held in trust by Locke Lord LLP then released after the Seller’s receipt of the Purchase Price. “Loss” means any and all Liabilities, amounts paid in settlement, costs or expenses (including reasonable attorneys’, consultants’ fees and court costs). For the avoidance of doubt,

8 any retention amount owed under the R&W Policy shall not be considered in the calculation of Loss. “Material Adverse Effect” means any effect, event, change or development that, individually or in the aggregate with any such other effects, events, changes, occurrences, facts, circumstances or developments, is or would reasonably be expected to be materially adverse to (a) the Businesses, operations, Assets, financial condition or results of operations of the Acquired Company Group Members or (b) the ability of Seller to consummate any transaction contemplated by this Agreement or any Transaction Documents; provided, however, that “Material Adverse Effect” shall not include any effect, event, change or development, directly or indirectly, arising out of or attributable to: (i) any effect, event, change or development affecting the economy of the United States generally, including changes in the credit, debt, capital or financial markets (including changes in interest or exchange rates) or affecting the oil and gas industry (including changes in commodity prices, general market prices and regulatory changes affecting such industry generally and drilling, producing, gathering, processing, transportation, storing and marketing activity, costs or margins) generally or regionally; (ii) any changes in financial or securities markets in general and any fluctuations in currency exchange rates; (iii) any global, national or regional political or social actions or conditions, including acts of war (whether or not declared), armed hostilities or terrorism (including cyberterrorism), or the escalation or worsening thereof; (iv) acts of God, earthquakes, any weather-related or other force majeure event or natural disasters; (v) health conditions (including any epidemic, pandemic, or disease outbreak (including COVID- 19), including any worsening of such conditions; (vi) a change in Laws or accounting rules (including GAAP) and any interpretations thereof from and after the Closing Date; (vii) any failure, in and of itself, by any Acquired Company Group Member to meet any internal or published projections, forecasts or revenue or earnings predictions for any period (it being understood that the facts or occurrences giving rise to such failure may be taken into account in determining whether there has been or will be, a Material Adverse Effect; (viii) any action required or permitted by this Agreement; (ix) the public announcement, pendency or completion of the transactions contemplated by this Agreement; or (x) action taken by Seller or any Affiliate of Seller with Buyer’s written consent or that are otherwise permitted or prescribed hereunder; provided further, however, that any effect, event, change or development referred to in clauses (i) through (vi) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such effect, event, change or development has a material disproportionate and adverse effect on the Acquired Company Group Members, taken as a whole, compared to other participants in the industries in which the Acquired Company Group Members conduct their respective Businesses. “Material Contracts” is defined in Section 4.13(b). “Material Customers” is defined in Section 4.8(a). “Material Permits” is defined in Section 4.14. “Material Suppliers” is defined in Section 4.8(a). “Measurement Time” means 11:59 p.m. Central Time on the day immediately prior to the Closing Date.

9 “Merits Hearing” is defined in Section 2.3(b). “Non-Op Interests” is defined in the recitals to this Agreement. “Non-Recourse Party” is defined in Section 12.15. “Objection Notice” is defined in Section 2.3(b). “OCC” means Ohio Condensate Company, L.L.C., a Delaware limited liability company. “OCC Interests” means the issued and outstanding Equity Interests of OCC owned directly by the Acquired Company and set forth on Schedule 1.1(a) of the Seller Disclosure. “OCC LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of OCC, dated as of August 1, 2014, as amended. “OGC” means Ohio Gathering Company, L.L.C., a Delaware limited liability company. “OGC Interests” means the issued and outstanding Equity Interests of OGC owned directly by the Acquired Company and set forth on Schedule 1.1(a) of the Seller Disclosure Schedule. “OGC LLC Agreement” means that certain Third Amended and Restated Limited Liability Company Agreement of OGC, dated as of August 1, 2014, as amended. “Offered Employee” is defined in Section 7.13(a). “Operations Services” has the meaning given to it in Section 2.6. “Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto. “Other Ohio Interests” means the Equity Interests in each of OCC and OGC, other than the Non-Op Interests. “Owned Intellectual Property” means all Intellectual Property owned by the Acquired Company and used in its Business. “Owned Real Property” is defined in Section 4.6(a). “Party” and “Parties” are defined in the preamble to this Agreement. “Permit” means any permit, approval, consent, license, franchise, exemption and any other authorization, consent and approval of or from Governmental Authorities.

10 “Permitted Liens” means (a) statutory Liens for Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings, (c) Liens contained in the Organizational Documents of an Acquired Company Group Member, (d) Liens created by the Buyer or its Affiliates, (e) Liens securing obligations reflected as liabilities in the Financial Statements or referred to in notes to the Financial Statements, (f) with respect to the Real Property, (i) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the Real Property and not violated by the current use and operation of the Real Property, and (ii) covenants, conditions, restrictions, easements and other similar matters that would be disclosed by an inspection or accurate survey of any parcel of Real Property; provided that such covenants, conditions, restrictions, easements and other similar matters, individually and in the aggregate, do not impair in any material respect the occupancy, use or operation of any Real Property for purposes of the Business, (g) Liens that shall be released, waived or otherwise terminated in connection with the Closing, and (h) those matters identified on Schedule 1.1(a). “Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority. “Personal Property” means the personal property interests owned by the applicable Acquired Company and directly or indirectly used or held for use in its Business (whether or not located on, over or across the Real Property), but specifically excluding the Real Property itself. “Plan” means each (a) “employee benefit plan,” as such term is defined in Section 3(3) of ERISA; (b) plan that would be an employee benefit plan described in clause (a) of this sentence if it was subject to ERISA, such as foreign plans and plans for directors; (c) equity bonus, equity ownership, equity option, restricted equity, equity purchase, equity appreciation rights, phantom equity or other equity-based compensation plan or arrangement; (d) bonus plan or arrangement, incentive award plan or arrangement, deferred compensation agreement or arrangement, change in control or retention plan or arrangement, executive compensation or supplemental income arrangement, personnel policy, vacation policy, severance pay plan, policy or agreement, consulting agreement or employment agreement; and (e) other employee benefit plan, agreement, arrangement, program, practice or understanding. “Privileged Communications” is defined in Section 12.14. “Proceeding” means any action, claim, counterclaim, complaint, investigation, mediation, petition, suit, arbitration proceeding, administrative or regulatory investigation, review, audit, proceeding, citation, summons or subpoena of any nature (civil, criminal, regulatory or otherwise) in Law or in equity. “Purchase Price” is defined in Section 2.2.

11 “Real Property” means all real property used or held for use by the Acquired Company in the ownership, operation, or maintenance of the Assets and the Business, including the Owned Real Property, Leased Real Property and Easements. “Real Property Leases” is defined in Section 4.6(b). “Registered Intellectual Property” means all patents, patent applications, trademark registrations, trademark applications, copyright registrations, copyright applications, and domain names issued by a Governmental Authority and owned by and used in the Business. “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing. “Representatives” means (a) partners, employees, officers, directors, members, equity owners and counsel of a Party or any of its Affiliates or any prospective purchaser of a Party or an interest in a Party; (b) any consultant, attorney, accountant or agent retained by a Party or the parties listed in subsection (a) above; and (c) any bank, other financial institution or entity funding, or proposing to fund, such Party’s operations, including any consultant retained by such bank, other financial institution or entity. “Review Period” is defined in Section 2.3(b). “R&W Policy” means the buyer-side representations and warranties insurance policy and binder purchased and bound by Buyer as of the Closing Date, attached hereto as Exhibit B. “Schedules” means the Buyer Disclosure Schedule and the Seller Disclosure Schedule, collectively. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Seller” is defined in the preamble to this Agreement. “Seller Disclosure Schedule” means the disclosure schedule to this Agreement prepared by Seller and delivered to Buyer on the Closing Date. “Seller Indemnified Party” is defined in Section 11.3. “Seller Insurance Policies” is defined in Section 7.18(a). “Seller Parent” is defined in the preamble to this Agreement. “Seller’s Marks” is defined in Section 7.15(a). “Site Employees” is defined in Section 4.17(a). “Subject Employee” means those certain employees listed on Schedule 7.13.

12 “Submission” is defined in Section 2.3(b). “Subsidiary” or “Subsidiaries” means, with respect to any Person, another Person in which such first Person owns, directly or indirectly, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the Equity Interests of such Person). “Summit Parent” means Seller Parent. “Tax” or “Taxes” means any taxes and other similar governmental charges imposed by any Taxing Authority, including income, profits, gross receipts, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or similar other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. “Tax Proceeding” is defined in Section 7.10(b). “Tax Return” means any declaration, report, statement, form, return or other document or information required to be supplied to a Taxing Authority in connection with Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Taxing Authority” means, with respect to any Tax, the Governmental Authority or political subdivision thereof that imposes such Tax, and the agency (if any) charged with collection of such Tax for such entity or subdivision. “third party” means a Person that is not a Party to this Agreement or an Affiliate of a Party to this Agreement. “Third-Party Claim” is defined in Section 11.5(a). “Transaction Documents” means this Agreement, the Assignment Agreement, the Transition Services Agreement and each other agreement, document and instrument required to be executed and delivered in accordance with this Agreement except for the Letter Agreement Amendment. “Transaction Expenses” means (a) all investment banking fees, costs and expenses and legal fees, costs and expenses incurred by the Acquired Company and Seller in connection with the preparation for, negotiating or consummation of the transactions contemplated by this Agreement and the other Transaction Documents and (b) any transaction, retention, or change in control bonus in connection with the transactions contemplated by this Agreement, or similar compensatory amounts payable to any employees or service providers of the Acquired Company that become payable by any Acquired Company pursuant to an agreement with such Acquired Company, Seller or any of their respective Affiliates (in each case, excluding those at the express request of Buyer) solely as a result of the consummation of the transactions contemplated hereby

13 (including, in each case, the employer’s share of any Tax withholding and any gross-up or similar payments for another Person’s Taxes required to be paid in connection therewith). “Transfer Taxes” is defined in Section 7.9. “Transition Services Agreement” is defined in Section 9.2(a)(iii). “Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to Sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations. 1.2. Interpretations. The rules of construction set forth in this Section 1.2 shall apply to the interpretation of this Agreement. All references in this Agreement to Exhibits, Annexes, Schedules, Articles, Sections, subsections, and other subdivisions of or to this Agreement refer to the corresponding Exhibits, Annexes, Schedules, Articles, Sections, subsections, and other subdivisions of or to this Agreement unless expressly provided otherwise. The Exhibits, Annexes and Schedules attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. Titles appearing at the beginning of any Articles, Sections, subsections, and other subdivisions of or to this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, or other subdivision of or to this Agreement unless expressly so limited. The words “this Article,” “this Section,” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. Wherever the word “including” (in its various forms) is used in this Agreement, it shall be deemed to be followed by the words “without limiting the foregoing in any respect” and shall not be construed to limit any general statement that it follows to the specific items or matters immediately following it. Unless expressly provided to the contrary, if a word or phrase is defined, its other grammatical forms have a corresponding meaning. The words “shall” and “will” have the equal force and effect. Unless expressly provided to the contrary, the word “or”, “either” or “any” shall not be exclusive. All references to “$” or “Dollars” shall be deemed references to United States Dollars. Except as expressly provided herein, each accounting term not defined herein will have the meaning given to it under the Accounting Principles. Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Reference herein to any federal, state, local, or foreign Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and any reference to any Law in this Agreement shall only be a reference to such Law as of the Closing Date. Any reference herein to any Contract or other agreement or instrument means such Contract or other agreement or instrument as from time to time amended, modified, or supplemented, including, in the case of agreements or instruments, by waiver or consent. If any period of days referred to in this Agreement shall end on a day that is not a Business Day, then the expiration of such period shall automatically be extended until the end of the first succeeding Business Day. References

14 to a Person are also to its permitted successors and permitted assigns. Unless otherwise indicated, with respect to Seller or an Acquired Company Group Member, the terms “ordinary course of business” or “ordinary course” shall be deemed to refer to the ordinary conduct of business in a manner consistent with the past practices and customs of Seller or the applicable Acquired Company Group Member. The phrase “made available” or “provided to” or similar phrases in respect of documents being made available or provided to Buyer means that any of Buyer, its Affiliates or its Representatives has had the opportunity to review such documents or materials at the offices of the Acquired Company Group Members or any of their respective Representatives or electronically by virtue of the electronic data room established by Seller or its Representatives in connection with the transactions contemplated hereby or any other physical or electronic means provided by Seller. Each Party acknowledges that it and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement. ARTICLE II Purchase and Sale of the Acquired Interests; Closing 2.1. Purchase and Sale of the Acquired Interests. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, assign, convey, transfer and deliver the Acquired Interests to Buyer, and Buyer shall purchase and accept from Seller, the Acquired Interests, in exchange for the consideration in Section 2.2. 2.2. Purchase Price. Subject to the other terms and conditions of this Agreement, as full consideration for the sale, assignment, conveyance, transfer and delivery of the Acquired Interests, the aggregate consideration to be paid by Buyer to Seller is $625,000,000 (the “Purchase Price”), subject to adjustment in accordance with the terms of this Agreement. At the Closing, an aggregate amount equal to the sum of (A) the Purchase Price, plus (B) the Estimated Adjustment Amount (such resulting sum, the “Closing Amount”), shall be paid by Buyer to Seller by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by Seller to Buyer in advance of Closing. 2.3. Purchase Price Adjustments. (a) Seller and Buyer have agreed to a preliminary settlement statement in substantially the form attached hereto as Exhibit A (the “Estimated Settlement Statement”), setting forth the estimated calculation of the Adjustment Amount (such estimated amount, the “Estimated Adjustment Amount”) determined in accordance with the Accounting Principles, together with applicable wiring instructions. The Estimated Adjustment Amount was used for purposes of calculating the Purchase Price delivered at Closing, including the Closing Amount, and shall be subject to further adjustment pursuant to the provisions of Section 2.3(b). The Purchase Price as paid to Seller at the Closing pursuant to this Section 2.3(a) shall be referred to as the “Closing Purchase Price”. (b) Not later than the sixtieth (60th) day following the Closing Date, Buyer shall prepare and deliver to Seller a statement in substantially the form attached hereto as Exhibit A and

15 attaching reasonable supporting schedules, working papers and all other relevant details in Buyer’s possession to enable a review thereof by Seller (the “Final Settlement Statement”) setting forth Buyer’s good faith estimate of the final calculation of the Adjustment Amount (the “Final Adjustment Amount”) determined in accordance with the Accounting Principles. Such process is not intended to permit the introduction of different components, judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies for the purpose of preparing the Final Settlement Statement or determining the Final Adjustment Amount from the components, judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies described in the Accounting Principles or used in determining the Estimated Working Capital and the Estimated Adjustment Amount. The Final Settlement Statement shall be determined in accordance with this Agreement and shall not take into account or otherwise give effect to the transactions to occur on or after the Closing Date. Buyer shall provide to Seller access to records of the Acquired Company as is reasonably necessary to enable Seller to review the Final Settlement Statement and the determinations to be contained therein. At any time during the thirty (30) day period following Seller’s receipt of the Final Settlement Statement (the “Review Period”), Seller may deliver to Buyer one or more written reports or supplements thereto containing any changes that Seller proposes be made to the Final Settlement Statement (such written report, an “Objection Notice”). Seller shall be deemed to have waived any rights to object to the Final Settlement Statement unless Seller delivers an Objection Notice to Buyer within the Review Period and, if the Review Period expires without Seller so delivering an Objection Notice, then the Final Settlement Statement and Final Adjustment Amount shall become final and binding on the Parties for all purposes of this Agreement and not subject to further audit or arbitration. If Seller timely delivers to Buyer an Objection Notice, all items in the Final Settlement Statement, other than such matters that are specifically disputed in the Objection Notice, shall be deemed to be irrevocably accepted and agreed to by Buyer and Seller. If Seller delivers an Objection Notice to Buyer during the Review Period, then Buyer and Seller shall undertake to agree on the Final Adjustment Amount no later than thirty (30) days after the date on which Seller delivered such Objection Notice to Buyer. In the event that such Parties cannot reach agreement within such thirty (30) day period, the Parties shall, within ten (10) days following the end of such thirty (30) day period, mutually engage and refer the remaining disputed matters to Ernst and Young, or if Ernst and Young is unable or unwilling to perform its obligations under this Section 2.3(b), such other nationally-recognized independent accounting firm as is mutually agreed on by Seller and Buyer or if Buyer and Seller cannot so agree within such time period then such other nationally-recognized independent accounting firm appointed by the Houston office of the American Arbitration Association as requested by Buyer or Seller (such firm that agrees to serve hereunder, the “Accounting Firm”). In connection with the engagement of the Accounting Firm, each Party will execute such engagement, indemnity and other agreements as the Accounting Firm and the American Arbitration Association may reasonably require as a condition to such engagement. Each Party will use reasonable efforts to cause the Accounting Firm to render its decision as soon as practicable after such engagement, including by promptly complying with all reasonable requests by the Accounting Firm for information, books, records and similar items; provided, however, notwithstanding anything to the contrary herein, no Party will disclose to the Accounting Firm, and the Accounting Firm will not consider for any purpose, any settlement discussions or settlement offer made by any Party. Within ten (10) days following the agreement of the Accounting Firm to serve hereunder, Buyer and Seller shall deliver to the Accounting Firm and Buyer or Seller, as applicable, (i) the Objection Notice and such work papers, invoices and

16 other reports and information relating to the disputed matters as the Accounting Firm may request and (ii) Buyer’s or Seller’s, as applicable, proposed resolution of the disputed matters, limited to twenty (20) pages or less, and any materials it wishes to present to justify the resolution it so presents (the foregoing items (i) and (ii) together forming Buyer’s or Seller’s, as applicable, “Submission”). Within five (5) Business Days of receipt of the other party’s Submission, each Party shall submit to the Accounting Firm a reply brief of ten (10) pages or less (exclusive of exhibits, schedules, or other attachments), with a simultaneous copy to the other party. If requested by either Party, within ten (10) Business days of the submission of the reply briefs pursuant to the foregoing sentence, the Accounting Firm shall conduct a hearing limited to one (1) day with time to be split equally between the Parties (the “Merits Hearing”). The Accounting Firm shall conduct the Merits Hearing in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent that such rules do not conflict with the terms of this Section 2.3(b). The Accounting Firm shall agree in writing to keep strictly confidential the specifics and existence of any matters submitted as well as all proprietary records of the Parties, if any, reviewed by the Accounting Firm in the process of resolving such disputes. Neither Party may have any ex parte communications with the Accounting Firm concerning the Accounting Firm’s determination of the disputed matters. The Accounting Firm shall act as an arbitrator for the limited purpose of determining the specific disputed matters submitted by either Seller or Buyer in their respective Submissions and reply briefs to the Accounting Firm, and whether and to what extent, if any, the Purchase Price requires adjustment as a result of the resolution of those disputed matters; provided, however, that if any of the disputed matters relate to the interpretation of the Parties’ legal rights or obligations under this Agreement or the Transaction Documents, rather than financial or accounting matters pertinent to the calculation of the Final Adjustment Amount, such disputed matter shall instead be resolved in the manner set forth in Section 12.3 (with any dispute as to whether a disputed matter is legal or financial, or accounting-related in nature to be resolved solely by the Accounting Firm in its capacity as an arbitrator). The Accounting Firm may not award interest, damages or penalties. The Accounting Firm’s determination shall be made within thirty (30) days after receipt of the Submissions (or after the Merits Hearing, as applicable) and, absent fraud or manifest error, shall be final and binding on Buyer and Seller, without right of appeal, and shall constitute an arbitral award upon which a judgment may be entered in any court having jurisdiction thereof. The Accounting Firm’s determination shall be limited solely to resolution of the disputed items in accordance with this Section 2.3(b). In resolving any such disputed item, the Accounting Firm shall not assign a value to any item greater than the greatest value for such item proposed by Buyer or Seller nor assign a value to any item less than the smallest value for such item proposed by Buyer or Seller, as set forth in their respective Submissions, as applicable. The costs and expenses of the Accounting Firm in connection with resolving such disputed matters shall be borne by Buyer, on the one hand, and by Seller, on the other, based upon the percentage of which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. For instance, if Seller challenges the calculation of the Final Adjustment Amount in the Final Settlement Statement by an amount of $100,000, but the Accounting Firm determines that Seller has a valid claim for only $40,000, Seller shall bear 60% (i.e., $60,000/$100,000) of the fees and expenses of the Accounting Firm and Buyer shall bear the other 40% of such fees and expenses (i.e., $40,000/$100,000). The date upon which all adjustments and amounts in the Final Settlement Statement are agreed to (or deemed agreed to) by the Parties pursuant to this Section 2.3(b) or otherwise fully and finally determined by the Accounting Firm as set forth in this Section 2.3(b)

17 shall be referred to as the “Final Settlement Date” and the final aggregate Purchase Price as adjusted by the Final Adjustment Amount determined accordingly shall be referred to as the “Final Purchase Price”. (c) Within ten (10) days after the Final Settlement Date, (i) if the Final Adjustment Amount is greater than the Estimated Adjustment Amount, then Buyer will pay to Seller the difference in Dollars between the Final Adjustment Amount and the Estimated Adjustment Amount and (ii) if the Final Adjustment Amount is less than the Estimated Adjustment Amount, then Seller will pay to Buyer the deficit by which the Final Adjustment Amount is less than the Estimated Adjustment Amount. The payment required by the preceding sentence shall be made by wire transfer in immediately available funds to the account or accounts designated in writing by the applicable Party within five (5) Business Days of the Final Settlement Date. (d) If Buyer does not deliver the Final Settlement Statement within sixty (60) days after the Closing Date, the Estimated Settlement Statement shall be deemed to be the Final Settlement Statement for all purposes under this Agreement and the Parties shall be deemed to have waived any and all objection rights in connection therewith unless Seller, in its sole discretion, on the sixty-first (61tst) day after Closing notifies the Buyer that it elects to prepare and deliver a draft Final Settlement Statement, in accordance with the guidelines agreed by the Parties in this Section 2.3, and delivers the same to Buyer on or prior to the ninetieth (90th) day after the Closing Date, and, in such case, Seller’s objection rights under this Section 2.3 shall apply to Buyer mutatis mutandis. 2.4. Intentionally Deleted. 2.5. Withholding. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable to any Person in connection with the transactions contemplated by this Agreement such amounts that Buyer is required to deduct and withhold with respect to the making of the relevant payment under applicable Law; provided, however, that other than any amounts treated as wages for income Tax purposes, Buyer shall use commercially reasonable efforts to notify Seller upon becoming aware of any Tax that Buyer intends to withhold pursuant to this Section 2.5 and to provide the applicable payee with a reasonable opportunity to provide any certifications, documentation, or other information that may mitigate or eliminate such withholding. To the extent that amounts are withheld consistent with the terms of this Section 2.5, and duly and timely deposited with or otherwise paid to the appropriate Taxing Authority by Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. 2.6. Express Exclusion of Operations Services from the Purchase and Sale. The Acquired Company utilizes, and its Business is currently dependent upon, certain operations, scheduling and distribution, accounting, contract administration, information technology, environmental, health and safety, land management and administration support services and software, including, but not limited to, gas and liquids monitoring and leak detection programs, processes and programs for gas and liquids measurement, allocation, settlement and distribution of monthly statements to producers, collection and disbursement of applicable Taxes, supervisory control and data acquisition, and various management systems for maintaining and monitoring compliance with applicable regulatory requirements and contractual obligations (collectively, the

18 “Operations Services”) that have been implemented in connection with Summit Parent’s and its Affiliates’ enterprise-wide management program for midstream operations. The Operations Services are proprietary, and non-transferable; therefore, it is expressly agreed and acknowledged that Buyer is not receiving the Operations Services in connection with this Agreement and Buyer will rely solely upon its own enterprise-wide management program for operations, accounting, contract administration, information technology, environmental, health and safety, land management and administration support services and software. Notwithstanding the foregoing, Buyer shall receive all the tangible hardware, communications, networking and measurement instrumentation and equipment associated with the Acquired Company’s Business operations conducted in the field, including, without limitation, such systems as set forth on Schedule 2.6 hereto. ARTICLE III Representations and Warranties of Seller Subject to the provisions of this Article III and the other terms and conditions of this Agreement and the exceptions and matters set forth on the Seller Disclosure Schedule, Seller hereby represents and warrants to Buyer as follows: 3.1. Organization; Qualification. Seller is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of its business makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which it is, or will be, a party or to materially impair its ability to perform its obligations under the Transaction Documents to which it is, or will be, a party. 3.2. Authority; Enforceability. (a) Seller has the requisite power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, to carry out its obligations hereunder, and to consummate the transactions contemplated thereby and hereby. The execution, delivery and performance by Seller of the Transaction Documents to which it is, or will be, a party, and the consummation by it of the transactions contemplated thereby, have been duly and validly authorized by Seller, and no other limited liability company proceedings on the part of Seller are necessary to authorize the Transaction Documents to which it is, or will be, a party or to consummate the transactions contemplated by the Transaction Documents to which it is, or will be, a party. (b) The Transaction Documents to which Seller is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly executed and delivered by Seller, and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document to which Seller is, or will be, a party constitutes (or will constitute, when

19 executed and delivered at the Closing) the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, “Creditors’ Rights”). 3.3. Non-Contravention. Except as set forth on Schedule 3.3 of the Seller Disclosure Schedule, the execution, delivery and performance of the Transaction Documents to which Seller is, or will be, a party by Seller and the consummation by Seller of the transactions contemplated thereby does not and will not: (a) result in any breach of any provision of the Organizational Documents of Seller; (b) require authorization or consent of, approval by, filing with or notice under, conflict with, constitute a default (or an event that with notice or passage of time or both would give rise to a default), or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both), under any of the terms, conditions or provisions of any Contract to which Seller is a party or by which any property or asset of Seller is bound or affected; or (c) except for any Governmental Consents (assuming compliance with the matters referred to in Section 3.4), violate any Law to which Seller is subject or by which any of Seller’s properties or assets are bound, except, in the cases of clauses (b) and (c), for such defaults or rights of termination, cancellation, amendment, or acceleration or violations as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Seller is, or will be, a party or to materially impair Seller’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party. 3.4. Governmental Approvals. Except as set forth on Schedule 3.4 of the Seller Disclosure Schedule, assuming the accuracy of Buyer’s representation in Section 6.5 (HSR Act Approval) in this Agreement, no declaration, filing, registration, notice, waiver, license, or exemption with, or notice to, or authorization, consent or approval of, any Governmental Authority (collectively, “Governmental Consents”) is necessary for the consummation by Seller of the transactions contemplated by the Transaction Documents to which it is a party, (a) other than such declarations, filings, registrations, notices, authorizations, consents, licenses, exemptions or approvals which (i) are customarily made or obtained after the Closing or (ii) if not obtained or made, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Seller is, or will be, a party or to materially impair Seller’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party. 3.5. Legal Proceedings. There are no Proceedings pending or, to the Knowledge of Seller, threatened against Seller that would reasonably be expected to prevent, enjoin or delay the consummation of the transactions contemplated by the Transaction Documents to which Seller is, or will be, a party or to materially impair Seller’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.

20 3.6. Ownership of Acquired Interests. (a) Seller owns, directly or indirectly, the Acquired Interests, free and clear of all Liens, other than Corporate Encumbrances. (b) Seller is not a party to any agreements, arrangements or commitments obligating Seller to grant, deliver, sell, or otherwise dispose of, or cause to be granted, delivered, sold, or otherwise dispose of the Acquired Interests, by sale, lease, license, grant or otherwise, other than this Agreement. (c) There are no voting trusts, proxies or other agreements or understandings to which Seller is bound with respect to the voting of the Acquired Interests. 3.7. Brokers’ Fees. Except as set forth on Schedule 3.7 of the Seller Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller for which Buyer or the Acquired Company shall have any responsibility. 3.8. Bankruptcy. There are no bankruptcy, reorganization or receivership Proceedings pending, being contemplated by or, to Seller’s Knowledge, threatened against Seller. 3.9. No Other Representations and Warranties. THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN ARTICLE III, ARTICLE IV AND ARTICLE V CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLER TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, NO PARTY OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SELLER OR THE ACQUIRED COMPANY GROUP, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACQUIRED COMPANY GROUP’S BUSINESS, ASSETS, LIABILITIES, OPERATIONS, PROSPECTS OR CONDITION. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, SELLER DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO ANY OTHER PARTY OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO ANY PARTY OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR REPRESENTATIVE OF SUCH PARTY OR ANY OF ITS AFFILIATES). ARTICLE IV Representations and Warranties Regarding the Acquired Company Subject to the provisions of this Article IV and the other terms and conditions of this Agreement and the exceptions and matters set forth on the Seller Disclosure Schedule, Seller hereby represents and warrants to Buyer, as follows; provided, however, that notwithstanding

21 anything to the contrary herein, none of the representations or warranties in this Article IV shall include or apply to OGC, OCC, the Non-Op Interests, or the Assets or the Business of OGC or OCC in any respect: 4.1. Organization; Qualification. The Acquired Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Acquired Company has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of its business makes such qualification necessary as required by Law. Seller has made available to Buyer true and complete copies of the Organizational Documents of the Acquired Company in effect on the Closing Date. 4.2. Non-Contravention. Except as set forth on Schedule 4.2 of the Seller Disclosure Schedule, the execution, delivery and performance of the Transaction Documents by Seller, and the consummation of the transactions contemplated thereby by Seller, does not and will not: (a) result in any breach of any provision of the Organizational Documents of the Acquired Company; (b) require authorization or consent of, approval by, filing with or notice under, conflict with, constitute a default (or an event that with notice or passage of time or both would give rise to a default), or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both), under any of the terms, conditions or provisions of any Material Contract or Material Permit to which the Acquired Company is a party or by which any Asset of the Acquired Company is bound or affected; (c) except for any requisite Governmental Consents (assuming compliance with the matters referred to in Section 4.3), violate any Law to which the Acquired Company is subject or by which the Acquired Company’s Assets are bound; or (d) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on the Acquired Company, its Business or Assets, except, in the cases of clauses (b), (c) and (d), for such defaults or rights of termination, cancellation, amendment, or acceleration, violations or Liens, as would not reasonably be expected to be material to the Acquired Company. 4.3. Governmental Approvals. Except as set forth on Schedule 4.3 of the Seller Disclosure Schedule, no Governmental Consent needs to be obtained by the Acquired Company in connection with the consummation by Seller of the transactions contemplated by the Transaction Documents to which is, or will be, a party, other than such declarations, filings, registrations, notices, authorizations, consents, licenses, exemption or approvals which are customarily made or obtained after the Closing. 4.4. Capitalization; Subsidiaries. (a) Seller owns, directly or indirectly, one hundred percent (100%) of the issued and outstanding Equity Securities of the Acquired Company, free and clear of all Liens, other than Corporate Encumbrances. Schedule 4.4(a) of the Seller Disclosure Schedule lists all of the issued and outstanding Equity Interests in the Acquired Company, including the names of the holders thereof and number or percentage of the Equity Interests held by each such holder. There are no

22 Equity Securities issued or outstanding in the Acquired Company other than as set forth on Schedule 4.4(a) of the Seller Disclosure Schedule. (b) The Acquired Interests have been duly authorized, are validly issued, fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive rights, rights of first refusal, rights of first offer, purchase options, call options or other similar rights of any Person. None of the Acquired Interests are subject to any voting trust, member or partnership agreement or voting agreement or other agreement, right, instrument or understanding with respect to any purchase, sale, issuance, transfer, repurchase, redemption or voting of any Equity Securities. Except for the Acquired Interests, there are no limited liability company interests or other equity interest or voting securities of the Acquired Company outstanding. (c) Except for this Agreement, (i) there are no (x) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal, or other Contracts or rights of similar nature that may require the Acquired Company to issue, sell, or otherwise cause to become outstanding or to acquire, repurchase, or redeem, any securities of the Acquired Company (including any securities convertible into or exchangeable or exercisable for any equity interest of the Acquired Company); or (y) stock appreciation, phantom stock, profit participation, or similar rights with respect to the Acquired Company, and (ii) there are no outstanding contractual obligations of the Acquired Company to repurchase, redeem or otherwise acquire any Equity Interest in the Acquired Company. (d) Except for the Non-Op Interests, the Acquired Company does not own any Equity Securities or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any Equity Security or similar interest in, or any subscriptions, options, warrants, rights, calls, or other agreements or commitments for any Equity Security or similar interest in any Person. 4.5. Compliance with Law. Except as set forth on Schedule 4.5 of the Seller Disclosure Schedule, (a) the Acquired Company has not received, in the seven (7) year period preceding the Closing Date, written notice of any material violation of or non-compliance with any Laws, including with respect to its ownership or operation of the Acquired Company’s Assets or the operation of its Business, nor (b) is the Acquired Company, nor has it been during the seven (7) year period preceding the Closing Date, in violation of or non-compliance with any Laws in any material respect, including with respect to its ownership or operation of the Acquired Company’s Assets or the operation of its Business; provided, however, that this Section 4.5 does not address compliance with Environmental Laws, which is exclusively addressed by Section 4.12, matters relating to Taxes, which are exclusively addressed by Section 4.16. 4.6. Real Property. (a) Schedule 4.6(a) of the Seller Disclosure Schedule contains a true and complete list of all of the real property and interests in real property owned in fee simple by the Acquired Company (the “Owned Real Property”). Seller has made available to Buyer true and complete copies of the vesting deeds with respect to the Owned Real Property listed on Schedule 4.6(a).

23 (b) Schedule 4.6(b) of the Seller Disclosure Schedule contains a true and complete list of all of the leases, subleases, surface leases, or licenses of real property (the “Real Property Leases”) by which the Acquired Company holds a leasehold interest (excluding for purposes hereof, any Easements or similar interests) (the “Leased Real Property”). Except as otherwise set forth on Schedule 4.6(b) of the Seller Disclosure Schedule, there exists no default (and no event has occurred which, with notice or lapse of time, would constitute a default) by the Acquired Company or, to the Knowledge of Seller, any other party, under any Real Property Lease. The Acquired Company has a valid, binding and enforceable leasehold interest in and to all of the Leased Real Property, free and clear of all Liens (except for Permitted Liens). Seller has made available to Buyer true and complete copies of the Real Property Leases listed on Schedule 4.6(b). (c) Schedule 4.6(c) of the Seller Disclosure Schedule contains a true and complete list of all of Easements not covered by the Real Property Leases required by the Acquired Company for the current ownership and operation of the Business, which if not held would materially adversely affect the current ownership or operation of the Business or the Assets. The Acquired Company has good and valid rights to utilize such Easements set forth on Schedule 4.6(c) of the Seller Disclosure Schedule, all of such Easements being free and clear of any Liens, except for Permitted Liens. Except as otherwise set forth on Schedule 4.6(c) of the Seller Disclosure Schedule, there exists no material default (and no event has occurred which, with notice or lapse of time, would constitute a material default) by the Acquired Company or, to the Knowledge of Seller, any other party, under any Easement set forth on Schedule 4.6(c) of the Seller Disclosure Schedule. (d) The Acquired Company is the sole owner of and has good, insurable and marketable fee simple title to the Owned Real Property and a valid, binding and enforceable leasehold interest in and to all of the Leased Real Property and the Easements set forth on Schedule 4.6(c) of the Seller Disclosure Schedule, free and clear of all Liens, except for Permitted Liens. (e) The Acquired Company is not obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Real Property, or any interest therein, to any Person other than Buyer. (f) There are no leases, subleases, easements, licenses, concessions or other agreements granting to any Person other than the Acquired Company the right of use or occupancy of any portion of the Owned Real Property or the Leased Real Property, and no Person other than the Acquired Company is in possession of or has access to any portion of the Owned Real Property or the Leased Real Property. (g) The Acquired Company has valid and adequate rights of ingress and egress via public rights-of-way with respect to the Real Property and all improvements and fixtures thereon. All public utilities, including water and wastewater, have been extended to a boundary line of each tract of the Real Property to the extent necessary for operation through adjoining public rights-of- way, or if they pass through adjoining private land, do so in accordance with valid Easements permitting such use, and all installation and connection charges necessary to use such utilities have been paid in full. All facilities located on the Owned Real Property or the Leased Real Property are supplied with utilities and other services, including without limitation gas, electricity, water, telephone, internet, sanitary sewer, and storm sewer as necessary for their current use, all of which

24 services are provided in accordance with Laws via public rights-of-way or valid easements benefiting such Real Property. (h) Except as disclosed on Schedule 4.6(h), the Real Property includes all of the Owned Real Property, Real Property Leases and Easements necessary to access and operate the Assets of the Acquired Company as currently owned and operated, in all material respects, and constitutes all of the real property interests used in connection with the ownership and operation of the Acquired Company’s Business as currently conducted. Except as disclosed on Schedule 4.6(h), neither Seller nor the Acquired Company has received any written notice with respect to any Real Property requiring the performance of any material structural or other material alterations to such Real Property, in each case, that have not been completed. (i) Seller has not received any written notice from any Governmental Authority having jurisdiction over such Real Property or, to the Knowledge of Seller, any third Person, that the ownership or operation of any Real Property is currently in violation of any applicable Law(s). The operation of the Acquired Company’s Business on the Real Property complies in all material respects with all applicable zoning Laws, building codes, Easements, covenants, conditions, restrictions and other instruments (whether recorded or unrecorded) affecting the Real Property. (j) Except as set forth on Schedule 4.6(j), all improvements, fixtures, and tangible Assets of the Acquired Company are located entirely within the boundaries of the Real Property and do not encroach on any setback, easement, or other real property interest of any other Person in any material respect. (k) Neither Seller nor the Acquired Company has received any written notices with respect to any pending or, to Seller’s Knowledge, threatened, Proceeding of condemnation, special assessment, or rezoning of any of the Real Property or improvements thereon. (l) The Acquired Company (i) does not lease any real property other than the Leased Real Property and Easements and (ii) does not own any real property other than the Owned Real Property. (m) Except as set forth on Schedule 3.3 and the Permitted Liens, the Real Property is free and clear of all Liens. 4.7. Title to Properties and Assets; Condition of Assets. (a) The Personal Property with a book value over $50,000 is listed on Schedule 4.7(a). Other than the assets associated with the Operations Services, the Personal Property constitutes, in all material respects, all of the tangible property necessary to conduct the operations of the Acquired Company’s Business as the same is currently conducted. (b) The Acquired Company has good and valid title to or a valid leasehold interest in all of the material Personal Property, in each case, free and clear of all Liens, except for Permitted Liens.

25 (c) Except as set forth on Schedule 4.7(c), the Assets of the Acquired Company, including the improvements, buildings and facilities located on the Owned Real Property or the Leased Real Property, (i) have been maintained in working order and good operating condition generally consistent with assets of comparable age and usage based on Seller’s experience in all material respects, except for ordinary wear and tear and ordinary and routine repairs and maintenance requirements, and (ii) are not in need of any repairs, which, if not made, would materially and adversely affect the integrity or safety of such Asset or affect the Acquired Company’s ability to own, operate and maintain its Business after the Closing, in each case, in the same manner as owned, operated, and maintained immediately prior to the Closing Date. 4.8. Customers and Suppliers. (a) Schedule 4.8(a) of the Seller Disclosure Schedule sets forth a list of the ten (10) largest customers (“Material Customers”) and the ten (10) largest suppliers (“Material Suppliers”) of the Acquired Company, as measured by the dollar amount of revenue received therefrom or purchased thereby, during the twelve (12)-month period ended December 31, 2023, showing the approximate total revenue received from each such Material Customer and the approximate total purchases by the Acquired Company from each such Material Supplier, as applicable, during such period. (b) Except as listed in Schedule 4.8(b) of the Seller Disclosure Schedule, the Acquired Company has not received (i) any written notice that any of the Material Customers has ceased, or intends to cease after the Closing, to use the goods or services of the Acquired Company or to otherwise terminate or materially reduce its relationship with the Acquired Company or (ii) any written notice that any of the Material Suppliers has ceased, or intends to cease after the Closing, to supply goods or services to the Acquired Company or to otherwise terminate or materially reduce its relationship with the Acquired Company. 4.9. Financial Statements. (a) Schedule 4.9(a) of the Seller Disclosure Schedule contains the unaudited balance sheets of the Acquired Company and the related unaudited statements of income and members’ equity as of the periods ended December 31, 2021, December 31, 2022, and December 31, 2023, and (ii) the unaudited balance sheets of the Acquired Company and the related unaudited statements of income and members’ equity as of the Balance Sheet Date (collectively, the “Financial Statements”). (b) Except as set forth on Schedule 4.9(b) of the Seller Disclosure Schedule, the Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis, and (ii) present fairly, in all material respects, the financial position and operating results, assets, combined statement of income and equity of the Acquired Company as of, and for the periods ended on, the respective dates thereof, subject, however, in the case of the unaudited Financial Statements, to normal year-end adjustments and accruals (the effect of which will not result in Material Adverse Effect) and the absence of notes and other textual disclosures (that, if presented, would not differ materially from those presented in the audited Financial Statements).

26 (c) Except as set forth on Schedule 4.9(c) of the Seller Disclosure Schedule, the Acquired Company does not have any Liability that would be required to be included in the Financial Statements prepared in accordance with GAAP except for (i) Liabilities adequately reflected or reserved against in the Financial Statements dated as of the Balance Sheet Date; or (ii) Liabilities that have arisen since the Balance Sheet Date in the ordinary course of business that are not, individually or in the aggregate, material. (d) Since the Balance Sheet Date, Seller has not adopted or effected any material change in any method of accounting or accounting practice with respect to the Financial Statements, except for any change required because of a change in GAAP since the Balance Sheet Date. 4.10. Debt. Other than as set forth on Schedule 4.10 of the Seller Disclosure Schedule, the Acquired Company does not have any Debt outstanding. 4.11. Absence of Certain Changes. Except as set forth on Schedule 4.11 of the Seller Disclosure Schedule, since the Balance Sheet Date, (a) the Acquired Company has not suffered a Material Adverse Effect and (b) the Business of the Acquired Company has been operated and maintained substantially in the ordinary course of business of the Acquired Company. 4.12. Environmental Matters. Except as to matters set forth on Schedule 4.12 of the Seller Disclosure Schedule: (a) The Acquired Company is, and has been for the seven (7) years immediately preceding the Closing Date, in compliance with all Environmental Laws in all material respects. (b) For the seven (7) years immediately preceding the Closing Date, the Acquired Company has obtained and possessed, as and when required pursuant to applicable Environmental Law, such Permits required under Environmental Law to operate its Business currently conducted and such Permits are in full force and effect, and applications for renewals or amendment thereof have been timely filed, and, for the seven (7) years immediately preceding the Closing Date, the Acquired Company has been and is in compliance in all material respects with the terms of all such Permits under which the Acquired Company operates. (c) No Proceeding is pending, or, to the Knowledge of Seller, threatened, under Environmental Law regarding the Acquired Company’s Business or its Assets, or, with respect to Permits under Environmental Laws, which would reasonably be expected to result in revocation of, or additional material restrictions in, any Permits held by the Acquired Company. (d) For the seven (7) years immediately preceding the Closing Date, neither Seller with respect to the Acquired Company, nor the Acquired Company, has received a written notice of Proceedings or written information request asserting an alleged violation or other Liability of the Acquired Company under Environmental Law or any unauthorized Release by the Acquired Company of Hazardous Substances arising out of the ownership or operation of the Acquired Company’s Business or Assets, other than notices with respect to matters that have been fully and finally resolved.

27 (e) For the seven (7) years immediately preceding the Closing Date, there has been no Release of Hazardous Substances on, at, under, or from (i) any of the Real Properties of the Acquired Company, or (ii) any real property offsite the Real Properties where such Hazardous Substances were transported or disposed by the Acquired Company that, in each case of (i) or (ii), would reasonably be expected to give rise to any material remedial Liability pursuant to any Environmental Law for which Seller or the Acquired Company would have Liability. (f) There is no pending order, judgment or decree (including any consent agreement or decree) or similar ruling with a Governmental Authority, applicable to the Acquired Company or the Real Property, arising from any violation by the Acquired Company of Environmental Laws or any Release by an Acquired Company of Hazardous Substances that has not been fully and finally resolved. (g) Except as set forth in the Material Contracts and except for routine environmental covenants and indemnities in Contracts entered into in the ordinary course of business, the primary purpose of which is not the assumption of Liabilities under Environmental Laws, the Acquired Company has not, either expressly or by operation of Law, assumed or undertaken any material Liability, including any obligation for corrective or remedial action, of any third party relating to Environmental Laws. 4.13. Material Contracts. (a) Schedule 4.13 of the Seller Disclosure Schedule contains a true and complete listing of each of the following Contracts in effect to which the Acquired Company is a party: (i) each hydrocarbon purchase and sale, gathering, transportation, treating, dehydration, processing or similar Contract and any Contract for the provision of services relating to gathering, compression, collection, processing, treating, disposal or transportation of natural gas, other hydrocarbons and saltwater involving annual expenditures or revenues in excess of $200,000; (ii) each Contract that constitutes a pipeline interconnect or facility operating agreement; (iii) each Contract involving a remaining commitment to pay capital expenditures in excess of $200,000 in the aggregate; (iv) each Contract that is a limited liability company, partnership, joint venture or similar agreement; (v) each Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) or granting to any Person a right of first refusal, first offer or right to purchase any of the Assets material to the conduct of the Acquired Company’s Business;

28 (vi) each Contract that impairs or restricts the ability of Seller (solely with respect to the Acquired Company’s Business) or the Acquired Company (A) to compete in any line of business or in any geographic area during any period of time after the Closing, (B) solicit, hire or retain any Person as an employee, consultant or independent contractor, (C) acquire any product or services from any other Person, (D) solicit any customer of any Person, or (E) acquire any product or services from any other Person; (vii) each Contract that licenses material Intellectual Property from a third party, other than “off the shelf” software licenses that are generally commercially available; (viii) each swap, option, hedge or future Contracts; (ix) each Contract that provides for “earn-outs” or other contingent payments which are outstanding or may become due and payable after the Closing; (x) each settlement agreement involving the ongoing or future payment obligation by or to Acquired Company of $200,000 or more; (xi) each Contract relating to the incurrence, assumption or guarantee by Acquired Company of Debt, or under which any of the Assets are subjected to a Lien securing outstanding Debt or any other Contract that is a guaranty, performance, bid or completion or surety bond, in each case, in excess of $200,000; (xii) each Contract entered into during the prior five (5) year period that relates to the acquisition or disposition of Equity Interests or Assets of the Acquired Company (whether by merger, sale of stock, sale of assets. change of control or otherwise); (xiii) each Contract for the lease or sublease (either as lessee, sublessee, lessor or sublessor) of (A) Personal Property or (B) Real Property, in each case which requires payments by the Acquired Company of more than $500,000 in any calendar year; (xiv) each Contract for (A) employment or (B) consulting services; (xv) each Contract between (A) the Acquired Company, on the one hand, and any Governmental Authority, on the other, or (B) Acquired Company, on the one hand, and any prime contractor, higher tier subcontractor, or resellers to any Governmental Authority, on the other hand, by which Acquired Company agrees to provide goods or services that will ultimately be delivered to or otherwise benefit such Governmental Authority;

29 (xvi) each Contract involving aggregate payments or receipts reasonably expected to be in excess of $200,000 during the twelve (12) month period following the Closing Date that cannot be terminated by such Person or the Acquired Company, as applicable, upon sixty (60) days or less notice without payment of a material penalty or other material Liability; (xvii) each Contract between the Seller and its Affiliates, on the one hand, and the Acquired Company, on the other hand; (xviii) each Contract that provides as its primary purpose for the indemnification by the Acquired Company of any Person or the assumption of any Tax, environmental or other Liability of any Person; and (xix) each outstanding written commitment to enter into any Contract of the type described in subsections (i) through (xviii) of this Section 4.13(a). (b) Each Contract set forth on Schedule 4.13 of the Seller Disclosure Schedule (collectively, the “Material Contracts”) is a valid and binding obligation of the Acquired Company, and is in full force and effect and enforceable in accordance with its terms against the Acquired Company and, to the Knowledge of Seller, the other parties thereto in accordance with its respective terms (assuming due authorization, execution and delivery by each counterparty to such Material Contract and that such Material Contract is a legal, valid and binding obligation on such counterparty), except, as enforcement may be limited by Creditors’ Rights. Seller has made available to Buyer a true and complete copy of each Material Contract to which Seller has the right to provide to Buyer or, in the case of any oral Material Contract, a summary of all material terms. (c) Except as set forth on Schedule 4.13 of the Seller Disclosure Schedule, (i) the Acquired Company has performed in all material respects all obligations required to be performed by it under the Material Contracts; (ii) no counterparty to any Material Contract has exercised in writing any termination or non-renewal rights with respect thereto or has provided written notice to Seller or the Acquired Company of any dispute with respect to such Material Contract, in each case which has not been resolved; and (iii) neither Seller nor Acquired Company has received any written notice of the intention of any party to terminate, modify, amend, or accelerate any Material Contract. Neither the Acquired Company nor, to the Knowledge of Seller, any other party to any Material Contract is in default or breach in any material respect under the terms of such Material Contract and, to the Knowledge of Seller, no event has occurred that with the giving of notice or the passage of time or both would constitute a material breach or default of, or permit termination, modification, acceleration or cancellation of, any Material Contract or of any material right or obligation thereunder. 4.14. Legal Proceedings. Except as set forth on Schedule 4.14 of the Seller Disclosure Schedule, (a) there are no pending Proceedings against the Acquired Company or to which the Acquired Interests or the Acquired Company’s Assets are subject and, to the Knowledge of Seller, no such Proceeding has been threatened against the Acquired Company,

30 the Acquired Interests or the Acquired Company’s Assets, and (b) there exist no unsatisfied orders, decrees, injunctions, and judgments which remain outstanding against the Acquired Company, the Acquired Interests or the Acquired Company’s Assets. None of the Proceedings set forth on Schedule 4.14(a) has a Material Adverse Effect or (b) challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. 4.15. Permits. Except as set forth on Schedule 4.15 of the Seller Disclosure Schedule, the Acquired Company validly holds, and during the seven (7) year period preceding the Closing Date, has validly held when required, all material Permits necessary for the lawful conduct of the Acquired Company’s Business as and when conducted, and the ownership and use of the Acquired Company’s Assets (each such Permit, a “Material Permit”). Schedule 4.15 sets forth a list of all Material Permits. Each of the Material Permits is in full force and effect as of the Closing Date. The Acquired Company is, and during the seven (7) year period preceding the Closing Date, has been, in compliance in all material respects with each such Material Permit and no Proceeding is pending or, to Knowledge of Seller, threatened, to suspend, revoke, withdraw, adversely modify or limit any such Material Permit in a manner that has had or would reasonably be expected to have a material impact on the ability of the Acquired Company to use such Material Permit, conduct its operations in compliance with applicable Law or that would result in the termination, revocation, suspension, withdrawal or restriction of any such Material Permit or the imposition of any fine, penalty or other sanctions for violation of any requirements relating to any such Material Permit. Seller has made available to Buyer true and complete copies of all Material Permits. 4.16. Taxes. Except as set forth on Schedule 4.16 of the Seller Disclosure Schedule: (a) The Acquired Company has filed all material Tax Returns required to be filed by the Acquired Company when due (taking into account any applicable extensions), and all such Tax Returns are true, correct and complete in all material respects. (b) The Acquired Company has timely paid in full all Taxes which are due and payable by the Acquired Company whether or not shown on any Tax Return. (c) No audits or Proceedings are pending, have been conducted or, to Knowledge of Seller, have been threatened with respect to Taxes of the Acquired Company. (d) The Acquired Company has not received any written (i) notice indicating an intent to open an audit or other review (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Tax Authority against the Acquired Company. (e) There are no Liens for Taxes (other than Permitted Liens) upon any of the Acquired Company’s Assets. (f) No written agreement or other document extending, waiving, or having the effect of extending, the period of assessment or collection of any Taxes payable by the Acquired Company has been executed or filed with the United States Internal Revenue Service or any other Taxing Authority that is currently in effect. The Acquired Company is not the beneficiary of any

31 extension of time (other than an automatic extension of time not requiring the consent of the United States Internal Revenue Service or any other Taxing Authority) within which to file any Tax Return not previously filed. (g) All material Taxes required to be withheld, collected or deposited by or with respect to the Acquired Company have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant Taxing Authority. (h) The Acquired Company is not nor has been a party to any “listed transaction” (as defined in Section 6707A(c)(2) of the Code) or any similar or corresponding transaction described under applicable state or local Law. (i) No written claim has ever been made by a Taxing Authority to Acquired Company that it is or may be subject to Tax or required to file a Tax Return in a jurisdiction where Acquired Company does not currently file Tax Returns, which claim has not been resolved. (j) The Acquired Company (i) is not a party to any income Tax allocation, sharing, or indemnification agreement (other than agreements or arrangements not primarily related to Taxes), (ii) is not nor has been a member of an affiliated group filing consolidated or combined Tax Returns (other than groups the common parent of which is or was Seller) or (iii) otherwise has no liability for the Taxes of any Person (other than the Acquired Company). (k) The Acquired Company has not (i) elected to defer the payment of any “applicable employment taxes” (as defined in Section 2302(d)(1) of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) pursuant to Section 2302 of the CARES Act or (ii) claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act. (l) The Acquired Company has not applied for or obtained a loan pursuant to the Paycheck Protection Program. (m) The Acquired Company is and has been at all times since formation treated as either a partnership or “disregarded entity” for U.S. federal income Tax purposes. 4.17. Employee Benefits; Employment and Labor Matters. (a) The Acquired Company (i) does not have now, (ii) did not have during the five (5) year period preceding the Closing Date and (iii) to the Knowledge of Seller, since the Formation Date has not had, any employees or a Contract with any individual providing services as an independent contractor or as a consultant. All of the Site Employees are employed by one of Seller’s other Affiliates (other than the Acquired Company or any other Acquired Company Group Member). No Site Employee is covered by any collective bargaining agreement or other labor union contract, and, to the Knowledge of Seller, there are no organizational campaigns, petitions or other unionization activities involving Site Employees seeking recognition of a collective bargaining unit. There are no strikes, material slowdowns or material work stoppages pending or, to the Knowledge of Seller, threatened involving the Site Employees. “Site Employees” means employees whose primary employment obligations are those related to the Assets and the Business of the Acquired Company.

32 (b) The Acquired Company does not sponsor, maintain, contribute to or have an obligation to contribute to, or has ever sponsored, maintained, contributed to or had an obligation to contribute to, any Plan, and the Acquired Company has no current or potential Liability or obligation under or with respect to any Plan. There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any Liability of the Acquired Company under (i) Title IV of ERISA, (ii) Sections 206(g), 302 or 303 of ERISA, or (iii) Sections 412, 430, 431, 436 or 4971 of the Code. There is no Lien pursuant to Section 430(k) of the Code or Sections 303(k) or 4068 of ERISA in favor of or enforceable by the Pension Benefit Guaranty Corporation or any other Governmental Authority with respect to any of the Assets of the Acquired Company. Each Plan maintained or sponsored by Seller or any of its Affiliates for the benefit of the Site Employees has been administered in accordance with its terms and all applicable Laws, including ERISA and the Code, and all contributions required to be made with respect to any such Plans have been made or properly accrued. 4.18. Intellectual Property; IT. (a) Schedule 4.18(a) of the Seller Disclosure Schedule contains a true and complete list of all Registered Intellectual Property. Except as set forth on Schedule 4.18(a) of the Seller Disclosure Schedule, the Acquired Company either owns or has a license or other right to use all material Owned Intellectual Property and other material Intellectual Property used in the Business of the Acquired Company as currently conducted. During the five (5) year period preceding the Closing Date, the Acquired Company has not infringed, nor has Seller or Acquired Company received a written claim that Acquired Company has infringed, on any Intellectual Property of any Person. There is no Proceeding pending or, to the Knowledge of Seller, threatened that challenges the validity, enforceability, registration, ownership or use of any Intellectual Property of the Acquired Company. All Intellectual Property of Acquired Company is valid, subsisting (except for any Intellectual Property designated as expired or abandoned on Schedule 4.18(a) of the Seller Disclosure Schedule), and enforceable. The Acquired Company has taken commercially reasonable measures to protect the confidentiality of the material trade secrets and confidential information owned by Acquired Company used in the Acquired Company’s Business and of any third parties who have licensed material trade secrets and confidential information to the Acquired Company for use in the Acquired Company’s Business. (b) Except as set forth on Schedule 4.18(b) of the Seller Disclosure Schedule, the Intellectual Property that the Acquired Company owns, licenses or otherwise has a valid right to use, constitutes all the Intellectual Property necessary or used to operate and conduct the Acquired Company’s Business as currently conducted. (c) During the five (5) year period preceding the Closing Date, there has been no material failure or other material substandard performance of any computer systems of Acquired Company which has caused any material disruption to the Acquired Company’s Business. The Acquired Company has taken commercially reasonable actions to protect the integrity and security of the computer systems and the software information stored thereon from unauthorized use, access, or modification by third parties, and to the Knowledge of Seller, no such third party has obtained unauthorized access to such computer or software systems in the five (5) year period preceding the Closing Date. During the five (5) year period preceding the Closing Date, there has been no actual or alleged security breach, or unauthorized use, access or intrusion, of any

33 information technology system or any personal information, payment card information, confidential information, trade secret or any other such information collected, maintained or stored by or on behalf of the Acquired Company (or any loss, destruction, compromise or unauthorized disclosure thereof). 4.19. Insurance. Set forth on Schedule 4.19 of the Seller Disclosure Schedule is a complete and accurate list of all material property, general liability, third-party offsite pollution liability, automobile liability, workers’ compensation and employers’ liability, umbrella/excess liability and directors’ and officers’ liability insurance currently held by or on behalf of the Acquired Company. In connection with the operation of the Acquired Company’s Business, Seller or the Acquired Company maintains insurance (including self-insurance) in such amounts and against such risks as (a) Seller or the Acquired Company has determined to be sufficient for the conduct of the Acquired Company’s Business, (b) may be required under any Real Property Lease, Easement or Material Contract, and (c) as may be required by applicable Laws. Seller has made available to Buyer true and complete copies of all such insurance policies. Except as set forth on Schedule 4.19 of the Seller Disclosure Schedule, all such policies and contracts of insurance are in full force and effect, all premiums due and owing thereon by the Acquired Company (covering all periods up to and including the Closing Date) have been paid by Seller or the Acquired Company and the Acquired Company is otherwise in compliance with the terms and provisions of such policies and is not in default in any material respect under any such insurance policy. Except as set forth on Schedule 4.19 of the Seller Disclosure Schedule, there are no outstanding claims under any such insurance policy. There are no claims pending under any such policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. No written notice has been received by the Acquired Company that would reasonably be expected to be followed by a written notice of cancellation, alteration of coverage or non-renewal of any insurance policy set forth on Schedule 4.19 of the Seller Disclosure Schedule. 4.20. Affiliate Transactions. Except as set forth on Schedule 4.20 of the Seller Disclosure Schedule, (a) none of Seller, any Affiliate of Seller or any director, manager or officer of Seller, any Affiliate of Seller or the Acquired Company: (i) is a party to any Contract with the Acquired Company, or (ii) owns or leases any material Asset, property or right which is used by the Acquired Company in the ownership or operation of the Acquired Company’s Business or the Assets and (b) none of Seller, any Affiliate of Seller or any director, manager or officer of Seller, or any Affiliate of Seller (other than Acquired Company) is a party to a Contract which benefits, binds or proposes to bind the Acquired Company (collectively, (a) and (b), the “Affiliate Contracts”). All Affiliate Contracts will be satisfied, discharged or terminated prior to or at the Closing. 4.21. Bank Accounts. Schedule 4.21 of the Seller Disclosure Schedule sets forth (a) the name of each financial institution with which the Acquired Company has borrowing or investment agreements, deposit or checking accounts or safe deposit boxes and (b) the types of those arrangements and accounts, including the names in which the accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto.

34 4.22. Powers of Attorney. Schedule 4.22 sets forth a complete list of all powers of attorney issued by the Acquired Company that will remain in effect as of the Closing Date. 4.23. Brokers’ Fees. Except as set forth on Schedule 4.23 of the Seller Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquired Company for which Buyer or the Acquired Company shall have any responsibility. 4.24. Certain Payments. None of the Acquired Company or Seller (solely with respect to the Business of the Acquired Company Group), or, to the Knowledge of Seller, any existing or former officer, director, employee, agent or other Person acting on behalf of the Acquired Company or Seller (solely with respect to the Business of the Acquired Company Group) or any such Person has, directly or indirectly, during the five (5) year period preceding the Closing Date, made, given or agreed to give any money, gift, contribution, bribe, rebate, payoff, influence payment, kickback or similar benefit to any Person, private or public, regardless of form, whether in money, property or services (a) to obtain favorable treatment in securing business for the Acquired Company Group, the Seller (solely with respect to the Business of the Acquired Company Group) or the Business of the Acquired Company Group, (b) to pay for favorable treatment for business secured by the Acquired Company or Seller (solely with respect to the Business of the Acquired Company Group) or (c) to obtain special concessions or for special concessions already obtained, for or in respect of the Acquired Company, Seller (solely with respect to the Business of the Acquired Company Group) or the Business of the Acquired Company Group, in each case of clauses (a)–(c) in violation of any applicable Law. ARTICLE V REPRESENTATIONS AND WARRANTIES REGARDING OGC AND OCC Subject to the provisions of this Article V and the other terms and conditions of this Agreement and the exceptions and matters set forth on the Seller Disclosure Schedule, Seller hereby represents and warrants to Buyer as follows: 5.1. Organization; Qualification. Each of OGC and OCC is a limited liability company duly formed, validly existing and in good standing under the laws of the state in which OGC or OCC, as applicable, was formed. To the Knowledge of Seller, each of OGC and OCC has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of its business makes such qualification necessary as required by Law, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of Seller, Seller has made available to Buyer true and complete copies of the Organizational Documents of OGC and OCC, as in effect on the Closing Date.

35 5.2. Non-Contravention; Approvals. (a) Except as set forth on Schedule 5.2(a) of the Seller Disclosure Schedule, the execution, delivery and performance of the Transaction Documents by Seller, and the consummation of the transactions contemplated thereby by Seller, does not and will not: (a) result in any breach of any provision of the Organizational Documents of OGC or OCC; (b) except for any requisite Governmental Consents (assuming compliance with the matters referred to in Section 4.3), violate any Law to which any of OGC or OCC is subject or by which their respective Assets are bound; or (c) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any Asset of OGC or OCC; except for such defaults or rights of termination, cancellation, amendment, or acceleration, violations or Liens, as would not reasonably be expected to have a Material Adverse Effect. (b) Except as set forth on Schedule 5.2(b) of the Seller Disclosure Schedule, no Governmental Consent needs to be obtained by OGC or OCC in connection with the consummation by Seller of the transactions contemplated by the Transaction Documents to which Seller is, or will be, a party, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which (i) are customarily made or obtained after the Closing or (ii) if not obtained or made, would not reasonably be expected to have a Material Adverse Effect. 5.3. Capitalization. Schedule 5.3 of the Seller Disclosure Schedule sets forth all of the issued and outstanding Equity Securities in each of OGC and OCC and the holders thereof, other than the Other Ohio Interests. Other than the Other Ohio Interests, Seller has not authorized issuance of any Equity Securities in OGC or OCC other than as set forth on Schedule 5.3 of the Seller Disclosure Schedule. To the Knowledge of Seller, the Non-Op Interests have been duly authorized, validly issued and are fully paid and, subject to the Laws of the State of Delaware, nonassessable and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, or other similar right. There are no outstanding or authorized equity appreciation, phantom stock, profit participation, preemptive rights, registration rights, approval rights, proxies, rights of first refusal, or similar rights affecting the Non-Op Interests granted by Seller, Seller’s Affiliate or the Acquired Company. The Non-Op Interests are free and clear of all Liens, except for any Corporate Encumbrances. Neither Seller, the Acquired Company nor any other Person owns any other interests of OGC or OCC or has any option, warrant, equity appreciation right, convertible security or other contractual right or security (whether or not currently exercisable) to acquire any additional interests of OGC or OCC except as set forth in the Organizational Documents of OGC and OCC, as applicable. 5.4. Absence of Changes. To the Knowledge of Seller, since the Balance Sheet Date and through the Closing Date, except as set forth in Schedule 5.4 of the Seller Disclosure Schedule, (a) the Business of OGC and OCC has been conducted in the ordinary course of business in all material respects, and (b) there has not been any change, event, occurrence or development relating to OGC or OCC that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. 5.5. Legal Proceedings. Except as set forth on Schedule 5.5 of the Seller Disclosure Schedule, to the Knowledge of Seller, there are no pending material Proceedings against OGC

36 or OCC or to which the Non-Op Interests are subject and, to the Knowledge of Seller, no such Proceeding has been threatened against OGC or OCC or the Non-Op Interests. 5.6. Taxes. OGC and OCC, respectively, have each filed all applicable material federal, state and local income Tax Returns required to be filed by each such company when due (taking into account any applicable extensions), and all such Tax Returns are true, correct and complete in all material respects. ARTICLE VI Representations and Warranties of Buyer Buyer hereby represents and warrants to Seller as follows: 6.1. Organization. Buyer is a legal entity duly formed, validly existing and in good standing under the laws of Delaware and has all requisite organizational power and authority to enter into the Transaction Documents and to perform its obligations hereunder and thereunder. 6.2. Authority; Enforceability. (a) Buyer has the requisite power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, to carry out its obligations hereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance by Buyer of the Transaction Documents to which it is, or will be, a party, and the consummation by it of the transactions contemplated thereby, have been duly and validly authorized by Buyer, and no other entity proceedings on the part of Buyer are necessary to authorize the Transaction Documents to which it is, or will be, a party or to consummate the transactions contemplated by the Transaction Documents to which it is, or will be, a party. (b) The Transaction Documents to which Buyer is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly executed and delivered by Buyer, and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document to which Buyer is, or will be, a party constitutes (or will constitute, when executed and delivered at the Closing) the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights. 6.3. Non-Contravention. Except as set forth on Schedule 6.3 of the Buyer Disclosure Schedule, the execution, delivery and performance of the Transaction Documents to which Buyer is, or will be, a party by Buyer and the consummation by Buyer of the transactions contemplated thereby does not and will not: (a) result in any breach of any provision of the Organizational Documents of Buyer; (b) require authorization or consent of, approval by, filing with or notice under, conflict with, constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which Buyer is a party; or (c) except for any requisite Governmental Consents, violate any Law to which Buyer is subject except, in the cases of clauses (b) and (c), for such defaults or rights of termination, cancellation, amendment, or acceleration or violations as would not reasonably be

37 expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Buyer is, or will be, a party or to materially impair Buyer’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party. 6.4. Governmental Approvals. Except as set forth on Schedule 6.4 of the Buyer Disclosure Schedule, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the consummation by Buyer of the transactions contemplated by the Transaction Documents to which it is a party, declarations, filings, registrations, notices, authorizations, consents or approvals which are customarily made or obtained after the Closing or if not obtained or made, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Buyer is, or will be, a party or to materially impair Buyer’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party. 6.5. HSR Act Approval. Buyer represents that the so-called “size of transaction” jurisdictional test under the HSR Act is not satisfied. Capitalized or defined terms in this Section 6.5 have the meaning set forth in the HSR Act and regulations. 6.6. Legal Proceedings. There are no Proceedings pending or, to the Knowledge of Buyer, threatened against Buyer that challenge or seek to prevent, enjoin, alter or delay the transactions contemplated by the Transaction Documents or any of the other documents and instruments to be executed and delivered by Buyer in connection therewith, except such Proceedings as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Buyer is, or will be, a party or to impair Buyer’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party. 6.7. Matters Relating to Acquisition of the Acquired Interests. (a) Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquired Interests and is capable of bearing the economic risk of such investment. Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D (without regard to Rule 501(a)(4)) promulgated under the Securities Act. Buyer is acquiring the Acquired Interests for investment for its own account and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Acquired Interests. Buyer does not have any Contract or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Acquired Interests in violation of the Securities Act. Buyer acknowledges and understands that (i) the acquisition of the Acquired Interests has not been registered under the Securities Act in reliance on an exemption therefrom and (ii) that the Acquired Interests will, upon the consummation of the transactions contemplated herein, be characterized as “restricted securities” under state and federal securities laws. Buyer agrees that the Acquired Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or

38 pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with other applicable state and federal securities laws. (b) Buyer has undertaken such investigation as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the acquisition of the Acquired Interests. Buyer has had an opportunity to ask questions and receive answers from Seller regarding the terms and conditions of the offering of the Acquired Interests and the Business, Assets, prospects, and financial condition of the Acquired Company (to the extent Seller possessed such information). (c) Buyer agrees that at the Closing, it shall accept the Acquired Company based upon Buyer’s own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to Seller or the Acquired Company, except as expressly set forth in this Agreement. 6.8. Bankruptcy. There are no bankruptcy, insolvency, reorganization or receivership proceedings pending against, being contemplated by, or, to Buyer’s Knowledge, threatened against Buyer. Buyer is not entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay, or defraud either present or future creditors. At and immediately after the Closing, Buyer (a) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and the present fair saleable value of its assets will not be less than the amount required to pay its probable Liability on its debts as they become absolute and matured), (b) will have adequate capital and liquidity with which to engage in its business, and (c) will not have incurred and does not plan to incur debts beyond its ability to pay as they become absolute and matured. 6.9. Financing. Buyer has, and as of the Closing, Buyer will have, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to fund and pay the Purchase Price and any other amounts to be paid by Buyer hereunder or under the Transaction Documents. 6.10. Brokers’ Fees. Except as set forth on Schedule 6.10 of the Buyer Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer for which, Seller or the Acquired Company shall have any responsibility. 6.11. Foreign Person. Buyer is not a foreign person as that term is used in Section 721 of the Defense Production Act of 1950, as amended, 50 U.S.C. § 4565, and the regulations promulgated thereunder. 6.12. No Reliance; Disclaimer. (a) In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely upon the representations and warranties of Seller set forth in Article III, Article IV and Article V of this Agreement. Except for the representations and warranties of Seller set forth in Article III, Article IV and Article V of this

39 Agreement, neither the Acquired Company nor Seller, nor any of their respective Affiliates or any of their respective stockholders, trustees, members, partners, equityholders, fiduciaries or Representatives, or any other Person has made or is making, and Buyer has not relied upon, any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to the Acquired Company (including, without limitation, regarding the probable success or profitability of the Acquired Company), Seller, their respective Affiliates, the Acquired Interests or OGC or OCC or this Agreement or the transactions contemplated herein. (b) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN ARTICLE III, ARTICLE IV AND ARTICLE V OF THIS AGREEMENT, BUYER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE ACQUIRED COMPANY GROUP, SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES, STOCKHOLDERS, PARTNERS, MEMBERS, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, THE NATURE OR EXTENT OF ANY LIABILITIES, THE BUSINESS OR FINANCIAL PROSPECTS, OR THE EFFECTIVENESS OR SUCCESS OF ANY OPERATIONS OF THE ACQUIRED COMPANY GROUP, THE DISTRIBUTION OF, OR ANY PERSON’S RELIANCE ON, ANY INFORMATION, DISCLOSURE OR OTHER DOCUMENT OR OTHER MATERIAL MADE AVAILABLE TO ANY PARTY IN ANY DATA ROOM, ELECTRONIC DATA ROOM, MANAGEMENT PRESENTATION OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT). 6.13. Seller Insurance Policies. As of the Closing Date, Buyer does not have any potential pending claims, nor does it expect or intend as of the Closing Date to bring any claims, against the Seller Insurance Policies set forth on Schedule 7.18(a). ARTICLE VII Covenants of the Parties 7.1. Intentionally Deleted. 7.2. Intentionally Deleted. 7.3. Consents and Approvals. Subject to the terms and conditions of this Agreement and except as otherwise expressly provided in this Agreement, from and after the Closing, each of the Parties will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other in doing, all things necessary, proper or advisable under applicable Law to make effective the transactions contemplated by this Agreement and the other Transaction Documents as promptly as practicable, including obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental

40 Authority or other third party that are necessary, proper or advisable to make effective the transactions contemplated by this Agreement and the other Transaction Documents. 7.4. Continuing Indemnification. (a) Buyer shall, and shall cause its Subsidiaries (including after the Closing, the Acquired Company Group) to, ensure that all rights to exculpation, indemnification and advancement of expenses existing immediately prior to the Closing Date in favor of the directors, managers, and officers of the Acquired Company Group Members (“D&O Indemnified Persons”) as provided in the respective governing documents and indemnification agreements, including Organizational Documents, to which the Acquired Company Group Member is a party, shall survive the Closing and shall continue in full force and effect for a period of six (6) years from the Closing Date. During such time period, the indemnification agreements and the provisions with respect to indemnification and limitations on liability set forth in such Organizational Documents pertaining to pre-Closing period shall not be amended, repealed or otherwise modified (unless required by Law) in a manner that is adverse to any such Person; provided that all rights to indemnification and advancement of expenses in respect of any Proceeding arising out of or related to matters existing or occurring at or prior to the Closing and asserted or made within such six- year period (each a “D&O Claim”) shall continue until the final disposition of such Proceeding. For the avoidance of doubt, nothing in this Section 7.4 shall prevent Buyer, the Acquired Company Group, their Affiliates or successors/assigns from amending, repealing or otherwise modifying, at their sole direction, the indemnification agreements and the provisions with respect to indemnification and limitations on liability set forth in the Organizational Documents of the Acquired Company Group Members applicable to the directors, managers, and officers of the Acquired Company Group Members who are appointed, assigned or designated during the period after the Closing Date. The obligations of Buyer and the Acquired Company under this Section 7.4 shall survive the Closing and shall not be terminated or modified in such a manner as to affect adversely and materially any D&O Indemnified Person to whom this Section 7.4 applies without the consent (which consent shall not be unreasonably withheld or delayed) of such affected D&O Indemnified Person (it being expressly agreed that the D&O Indemnified Persons to whom this Section 7.4 applies shall be third party beneficiaries of this Section 7.4, each of whom may enforce the provisions of this Section 7.4). (b) In the event that Buyer, the Acquired Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving Person in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets of the Acquired Company to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Buyer or the Acquired Company, as the case may be, shall assume all of the obligations set forth in this Section 7.4. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any D&O Indemnified Person is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the rights provided for in this Section 7.4 are not prior to, or in substitution for, any such claims under any such policies.

41 7.5. Retention of Books and Records. (a) Subject to the confidentiality obligations contained in the OGC LLC Agreement and the OCC LLC Agreement as of the Closing Date, Seller and its Affiliates shall have the right to retain, at their sole cost and expense, copies of (i) all books and records and all Tax Returns and other information and documents (A) relating to Tax matters of the Acquired Company Group, in each case, relating to periods ending on or prior to the Closing Date (B) as required by any legal or regulatory authority, including any applicable Law or regulatory request and (C)(i) as may be necessary for Seller and its Affiliates to perform their respective obligations pursuant to this Agreement and the other Transaction Documents, in each case subject to compliance in all material respects with applicable Laws, (ii) all data room materials, and (iii) all books and records prepared in connection with the transactions contemplated herein, including any books and records that may be relevant in connection with the defense of disputes arising under this Agreement or financial information and all other accounting books and records prepared or used in connection with the preparation of financial statements of any of the Acquired Company Group. To the extent not already in the possession of the Acquired Company Group as of the Closing, within thirty (30) days after the Closing, Seller shall deliver to Buyer, at Buyer’s cost, all books, records, Contracts, agreements, leases, permits and any other documentation that is necessary for the operation of the Acquired Company Group that are in the possession of Seller or any Affiliate of Seller. (b) From and after the Closing, Buyer will use its commercially reasonable efforts to make the books, records and other documents pertaining to the Acquired Company Group’s operations during the pre-Closing time period available for examination and copying by Seller or its Representatives, at Seller’s expense, as may be reasonably necessary in connection with any pre-Closing insurance matters, filings with any Governmental Authority, the preparation and filing of any Tax Returns or as otherwise required to the extent reasonably necessary to implement the provisions of this Agreement, and/or as required or requested by Seller or its Affiliates in connection with the Excluded Liability, including the defense thereof, in each case upon reasonable notice to Buyer to the extent not retained by Seller in accordance with Section 7.5(a); provided that such access will not unreasonably interfere with the business or operations of Buyer, the Acquired Company Group’s Business or their employees. Notwithstanding anything to the contrary herein, neither Buyer nor any of its Affiliates shall be required to disclose to Seller or any of its Representatives any information to the extent: (A) doing so would violate any Contract or Law to which Buyer, the Acquired Company Group or any of their Affiliates are a party or is subject or which they believe in good faith would reasonably be expected to result in a loss of the ability to successfully assert a claim of attorney-client privilege or (B) if Buyer or any of its Affiliates, on the one hand, and Seller or its Affiliate, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto. 7.6. Expenses. All costs and expenses (a) incurred by Seller and/or the Acquired Company in connection with the Transaction Documents and the transactions contemplated thereby, including the Transaction Expenses, shall be paid by Seller and (b) incurred by Buyer in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by Buyer, including as contemplated in Section 7.11; provided, however, that if any action at law or equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing Party shall be entitled to reasonable attorneys’ fees and expenses in addition to any other relief to which such Party may be entitled.

42 7.7. Further Assurances. Subject to the terms and conditions of this Agreement, each Party shall use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by the Transaction Documents; provided, however, that no such act or document shall increase a Party’s liabilities, costs or obligations, or decrease its rights or benefits, under this Agreement or any other Transaction Document. 7.8. Public Statements. Except as otherwise provided in this Section 7.8, neither Buyer nor Seller shall issue, and each of them shall not permit any Affiliate to issue, any press release or other similar public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the foregoing shall not restrict disclosures (a) to the extent necessary for a Party to perform this Agreement (including disclosures to Governmental Authorities), or (b) to the extent required, in the reasonable opinion of legal counsel, by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates. Notwithstanding anything to the contrary contained herein, each Party and their respective Affiliates may make statements that are consistent with statements made in previous press releases, public disclosures or public statements made in compliance with this Section 7.8 without having to seek consent from the other Party. Notwithstanding any provision to the contrary contained in this Agreement, the provisions of this Section 7.8 will survive the termination of this Agreement pursuant to Article X and the Closing. 7.9. Transfer Taxes. Buyer shall be solely responsible for the timely payment of all state and local transfer, sales, use, stamp, registration or other similar Taxes resulting from the transactions contemplated by this Agreement (“Transfer Taxes”) and shall indemnify, defend and hold harmless Seller Indemnified Parties against any Transfer Taxes. Buyer shall prepare and file when due all necessary documentation and Tax Returns with respect to such Transfer Taxes. Buyer and Seller shall cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes. 7.10. Tax Matters. (a) Filing of Tax Returns. Following the Closing, Buyer shall prepare or cause to be prepared all Tax Returns required to be filed by the Acquired Company after the Closing Date. All such Tax Returns shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Law. Buyer will provide Seller with copies of all such Tax Returns no later than five (5) days prior to the due date for filing thereof (including applicable extensions) for Seller’s review. Buyer shall incorporate on any such Tax Return any reasonable comments provided by Seller. Buyer shall cause such Tax Returns to be timely filed and will provide a copy thereof to Buyer. Buyer shall, or shall cause the Acquired Company to, pay or cause to be paid all Taxes owed with respect to such Tax Returns to the appropriate Governmental Authority. (b) Cooperation. Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any inquiry, claim,

43 assessment, audit, litigation or other proceeding (each a “Tax Proceeding”) with respect to Taxes imposed on or with respect to the Assets, operations or activities of the Acquired Company. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such Tax Returns or Tax Proceedings and making representatives and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. (c) Post-Closing Actions. Neither Buyer nor any Affiliate of Buyer shall (or shall cause or permit any member of the Acquired Company Group to) (i) make or change any election, amend, refile or otherwise modify any Tax Return, initiate a voluntary disclosure or otherwise voluntarily approach a taxing authority regarding any Taxes or Tax Returns, file any ruling or request with any Governmental Authority that relates to Taxes, enter into any closing agreement, settle any Tax claim or assessment, extend or waive the applicable statute of limitations or surrender any right to claim a refund of Taxes, in each case relating in whole or in part to the Acquired Company Group or any member thereof with respect to any tax period ending on or prior to the Closing Date, or (ii) take any action relating to Taxes that is outside the ordinary course of business that could create a Tax Liability for a taxable period (or portion thereof) ending on or prior to the Closing Date for which Seller (or its direct or indirect owners) could be liable, in the case of either of the foregoing clauses (i) and (ii), without the prior written consent of the Seller (which will not be unreasonably conditioned, withheld or delayed); provided however, nothing in this section or this Agreement to the contrary shall override or restrict any delegations of rights or authority related to Tax matters to Buyer or Buyer’s Affiliate under the OGC LLC Agreement or the OCC LLC Agreement as in effect at the time of Closing. The Parties further agree to use their commercially reasonable efforts to have the boards of OGC and OCC elect a reasonable proration method pursuant to Sections 9.5 of the respective OGC LLC Agreement and OOC LLC Agreement. (d) Bulk Sales. Each Party hereto hereby waives compliance by the other Party with the provisions of the bulk transfer Laws of any jurisdiction in connection with the transactions contemplated by this Agreement. (e) Tax Liability. In the event of any breach by Seller of the representation and warranty in Section 5.6, to the extent Buyer makes a claim under the R&W Policy for a Loss as a result of such breach, Seller shall reimburse Buyer for an amount equal to the product of (i) the percentage set forth on Schedule 1.1(a) applicable to OCC or OGC, based on which such entity incurred the Loss, multiplied by (ii) the amount of the Loss arising from the breach of Section 5.6 for which Buyer is seeking recovery under the R&W Policy; provided, however, in no event shall Seller be obligated to reimburse any amounts under this Section 7.10(e) in excess of $1,250,000 and in no event shall Seller be obligated to reimburse any amounts under this Section 7.10(e) in the event that the JV Initial General Retention (as defined in the R&W Policy), as the same may be reduced pursuant to the R&W Policy, has been satisfied. 7.11. R&W Policy. The Parties acknowledge and agree that, as of or prior to the Closing Date, Buyer has procured the R&W Policy in the form attached hereto as Exhibit B. Buyer shall timely pay or cause to be paid, all costs and expenses related to the R&W Policy, including the total premium, underwriting costs, taxes, brokerage commission, and other fees and expenses of such policy. From and after the Closing and issuance of the R&W Policy,

44 Buyer shall not amend, modify, or otherwise change, terminate, or waive any provision of the R&W Policy in a manner adverse to Seller, any of its Affiliates or any of their respective Representatives, including any rights of the insurer to subrogate or seek recovery from Seller, any of Seller’s Affiliates or any of Seller’s Representatives. 7.12. Affiliate Services. Seller and its Affiliates shall have no obligation to provide any services with respect to the Acquired Company Group or their respective Assets from and after the Closing and, unless otherwise agreed to in writing by Seller and Buyer in the Transition Services Agreement, Seller shall, and shall cause the Acquired Company Group to, terminate all Affiliate Contracts prior to or effective as of the Closing Date (with no further Liability to the Acquired Company Group) and provide to Buyer evidence of the termination of all such transactions and Contracts. 7.13. Employee Matters. (a) Beginning on the date of this Agreement and continuing throughout the term of the Transition Services Agreement, Seller shall make available to Buyer each of the Subject Employees to discuss potential employment with Buyer or an Affiliate of Buyer. A Subject Employee who receives an offer of employment from Buyer or an Affiliate of Buyer pursuant to this Section 7.13 is referred to herein as an “Offered Employee”. For purposes of clarification and avoidance of doubt, Buyer has no obligation to hire any Subject Employee. The offers of employment pursuant to this Section 7.13 may be made by Buyer or an Affiliate of Buyer, in its sole and absolute discretion, commencing, as determined by Buyer, no earlier than the Closing Date and no later than the first day immediately following the last day of the Transition Services Agreement, except regarding any Offered Employee who is on an approved leave of absence, in which case the offer shall be for employment commencing as of the date on which such Offered Employee is eligible to return to work (provided that such return occurs within one hundred eighty (180) days after the intended employment commencement date as set forth in the employment offer or such later time as may be required by applicable Law). Seller shall not discourage any Subject Employee listed on Schedule 7.13 of the Seller Disclosure Schedule from accepting employment with Buyer or an Affiliate of Buyer. Seller shall (i) accept the resignation of each Offered Employee who accepts an offer of employment from Buyer or an Affiliate of Buyer immediately preceding such employee’s Hire Date (as defined below) and (ii) waive any restrictive covenants or other obligations to which any Offered Employee may be subject pursuant to an agreement with Seller or the Acquired Company that would interfere with such employee’s employment with Buyer or an Affiliate of Buyer. An Offered Employee who accepts an offer of employment from Buyer and timely commences employment with Buyer shall be a “Hired Employee” and the date on which such Hired Employee commences employment with Buyer shall be the “Hire Date.” (b) Subject to the terms of the Transition Services Agreement, Seller shall be responsible for payment of all obligations required or committed to the Hired Employees with respect to periods of employment with Seller and its Affiliates, including salaries, wages, payroll taxes, retirement, vacation pay, and any other obligations and expenses of any kind arising out of the employment by, or termination from the employment of, Seller or its Affiliates of such employees. Buyer shall be responsible for payment of all obligations required or committed to the Hired Employees with respect to periods of employment with Buyer and its Affiliates, including

45 salaries, wages, payroll taxes, retirement, vacation pay, and any other obligations and expenses of any kind arising out of the employment by, or termination from the employment of, Buyer or its Affiliates of such Hired Employees. (c) The provisions of this Section 7.13 are solely for the benefit of the Parties and nothing herein express or implied shall confer upon any employee, Subject Employee, Offered Employee, Hired Employee or any legal representative or beneficiary thereof any rights or remedies, including any right to employment, or continued employment for any specified period, of any nature or kind whatsoever. 7.14. Confidentiality. (a) The Parties acknowledge that the Confidentiality Agreement and the Parties’ obligations thereunder shall terminate at Closing. (b) From and after the Closing, Seller shall, and shall cause its respective Affiliates and its and their respective Representatives to, keep confidential and not use for any purpose or disclose to any Person all confidential and proprietary or nonpublic information whether written, oral, visual or in electronic format, and together with analyses, compilations, notes, studies or other documents, whether prepared by or on behalf of Seller or its Representatives, which contain or otherwise reflect such information relating to Buyer, the Acquired Company Group Members and their respective Assets and Businesses (“Confidential Information”). (c) Notwithstanding the foregoing, term “Confidential Information” will not include any information if such information is known, or becomes known, to the public without wrongful disclosure by Seller or its attorneys, accountants, consultants, other professionals, Affiliates, or partners, or such information is required to be disclosed by the applicable Laws; provided, however, that if Seller’s legal counsel determines that such disclosure is required, in the reasonable opinion of legal counsel, Seller shall as soon as reasonably practicable, to the extent permissible under applicable Law, notify Buyer in writing prior to disclosure so that Buyer can seek a protective order or other reasonable protections to avoid unnecessary disclosure at Buyer’s sole cost and expense; and provided, further that Seller may disclose such information (i) to its respective attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services; (ii) to any Affiliate or member or lender of Seller, provided that such Persons also agree to keep such information confidential and to protect such information as required by this Agreement; or (iii) to enforce this Agreement or any Transaction Document or perform any obligation hereunder or thereunder. 7.15. Use of Name and Seller’s Marks. (a) With respect to the phase-out of the use of the names, business names, trade names, brand names, registered and unregistered trademarks, logos, service marks or any other similar Intellectual Property (or any variation or derivative of such names, business names, trade names, brand names, registered and unregistered trademarks, logos, service marks or any other similar Intellectual Property confusingly similar thereto) of Seller or any of its Affiliates, including the use of the name or trademarks of “Summit” (collectively, the “Seller’s Marks”), Buyer agrees as follows: (i) as soon as practicable following the Closing, but in no event later than thirty (30) days

46 after Closing, Buyer shall, and after the Closing shall cause the Acquired Company to, change the name of the Acquired Company to a name that does not include any of Seller’s Marks or comprise any colorable imitations thereof; and (ii) as soon as practicable following the Closing, but in no event later than ninety (90) days after Closing, Buyer shall, and after the Closing shall cause the Acquired Company to, cease and permanently discontinue any and all uses of any of Seller’s Marks and any colorable imitations thereof, and remove or cover all Seller’s Marks from or on, or destroy, any publications, signage, corporate letterhead, invoices, stationery, business cards, marketing materials, website content or other materials in the possession or under the control of the Acquired Company bearing any of Seller’s Marks. (b) In no event shall Buyer or any of its Affiliates (including, after Closing, the Acquired Company) use any of Seller’s Marks after Closing in any manner or for any purpose different from the use of such Seller’s Marks by the Acquired Company preceding the Closing, and none of them shall affix or include any of Seller’s Marks, or any colorable imitations thereof, on any publications, signage, corporate letterhead, invoices, stationery, business cards, marketing materials, website content or other materials that are created or produced after the Closing. (c) Buyer expressly acknowledges and confirms that Seller is not transferring or assigning, and Buyer shall not receive, any right, title or interest in or to the Seller’s Marks, except the limited right to use for the sole purpose of permitting Buyer to complete the phase-out in strict compliance with this Section 7.15. (d) Notwithstanding anything to the contrary in this Agreement, neither Buyer nor any of its Affiliates (including, after the Closing, the Acquired Company) shall be deemed to have violated this Section 7.15, even after the periods provided above, solely by reason of: (i) their use of equipment and other similar articles used in the Business as of the Closing, notwithstanding that they may bear one or more of the Seller’s Marks (provided that it is not reasonably practicable to remove or cover such Seller’s Mark in accordance with Section 7.15a)); (ii) the appearance of the Seller Marks on any manuals, work sheets, operating procedures, other written or electronic data, materials or assets (including computer source code) that are used for internal purposes only in connection with the Business; (iii) the appearance of the Seller’s Marks in or on any third party’s publications, marketing materials, brochures or instruction sheets that were distributed prior to the Closing and that are not used by Buyer and its Affiliates (including, after the Closing, the Acquired Company) after such ninety (90) day period contemplated in Section 7.15(a); or (iv) the use by Buyer and its Affiliates (including, after the Closing, the Acquired Company) of any Seller’s Marks in a non-disparaging and non-trademark manner in textual sentences that is factually accurate and non-prominent for purposes of conveying to customers or the general public that the Acquired Company’s Business is no longer affiliated with Seller or to reference historical details concerning or make historical reference to the Acquired Company’s Business; provided, however, Buyer, for itself and its Affiliates (including, after Closing, the Acquired Company), agrees that, after the Closing Date, Buyer and its Affiliates (including, after Closing, the Acquired Company) will not do business or represent themselves as having any affiliation or business relationship with Seller or any Affiliates of Seller, except pursuant to any separate agreement entered into, or assumed by, Buyer or its Affiliates on one hand, and Seller or its Affiliates, on the other hand. 7.16. Cash Distributions. Prior to the Closing, Seller, in its discretion, may cause the Acquired Company Group to distribute any or all Cash and Cash Equivalents of the

47 Acquired Company Group to Seller and its Affiliates. For the avoidance of doubt, any Cash and Cash Equivalents remaining with the Acquired Company Group as of Closing shall be taken into account for purposes of determining the Closing Date Cash and included in the Final Purchase Price in accordance with Section 2.3. 7.17. Bonds. The Parties acknowledge and agree that Seller has the right to terminate any of the bonds, letters of credit and guarantees provided by it or its Affiliates for the benefit of the Acquired Company Group that are listed on Schedule 7.17 of the Seller Disclosure Schedule, and Buyer shall be responsible, at Buyer’s sole cost and expense, to cause, after the Closing, the same to be released (and evidence thereof reasonably acceptable to Seller to be provided by Buyer to Seller at Closing) and, if applicable, replaced, after the Closing. From and after the Closing, to the extent such obligations have not been released, until all of the obligations listed on Schedule 7.17 of the Seller Disclosure Schedules have been so released, Buyer shall (a) indemnify Seller and its Affiliates from and against any losses incurred by any of them arising out of or with respect to any of such obligations, and (b) not amend, modify or renew any Contract then subject to, or guaranteed or otherwise supported by, any such obligation without the consent of Seller. 7.18. Insurance Matters. (a) Buyer acknowledges and agrees that, except as otherwise expressly provided for in the Transition Services Agreement or as set forth on Schedule 7.18(a), from and after the Closing Date, (i) Seller or its Affiliates may terminate coverage with respect to the employees, the Business, properties and assets of the Acquired Company Group under any insurance policies maintained by any Acquired Company Group Member or with respect to which any Acquired Company Group Member is a named insured or otherwise the beneficiary of coverage (the “Seller Insurance Policies”), (ii) none of the properties or assets of the Acquired Company Group will be covered under Seller Insurance Policies following the Closing Date, and (iii) Buyer shall become solely responsible for procuring, maintaining and paying for all insurance policies with respect to post-Closing issuance coverage for the properties and assets of the Acquired Company Group. (b) Buyer and its Affiliates shall be entitled to receive and retain any and all amounts paid to insured Persons pursuant to any Seller Insurance Policy in respect of any insurance claim relating to the conduct of the business of the Acquired Company Group prior to the Closing Date. (c) Seller and Seller’s insurers waive their right of subrogation against Buyer and Buyer’s Affiliates, and Buyer and Buyer’s insurers waive their right of subrogation against Seller and Seller’s Affiliates. 7.19. Intentionally Deleted. 7.20. Independent Investigation. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR FRAUD OR AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR IN THE OTHER TRANSACTION DOCUMENTS, (A) IN ACQUIRING THE ACQUIRED INTERESTS, BUYER IS ACQUIRING THE ASSETS ON AN “AS IS, WHERE IS, WITH ALL FAULTS” BASIS AND (B) SELLER ON BEHALF OF ITSELF AND ITS AFFILIATES, EXPRESSLY DISCLAIMS, AND BUYER ACKNOWLEDGES AND

48 AGREES THAT IT HAS NOT RELIED UPON, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO (I) TITLE TO ANY ASSETS OF THE ACQUIRED COMPANY GROUP, INCLUDING THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM RELATING TO THE BUSINESS, THE ACQUIRED INTERESTS OR ASSETS OF THE ACQUIRED COMPANY GROUP, (III) ANY ESTIMATES OF THE VALUE OF THE BUSINESS, THE ACQUIRED INTERESTS OR ASSETS OF THE ACQUIRED COMPANY GROUP, OR FUTURE REVENUES GENERATED THEREBY, (IV) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN, MARKETABILITY, PROSPECTS (FINANCIAL OR OTHERWISE) OR RISKS AND OTHER INCIDENTS OF THE BUSINESS, THE ACQUIRED INTERESTS OR ASSETS OF THE ACQUIRED COMPANY GROUP OR (V) ANY OTHER DUE DILIGENCE INFORMATION, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES. IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT EXCEPT FOR FRAUD OR THE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, BUYER SHALL BE DEEMED TO BE OBTAINING ALL OF THE SELLER’S EQUITY INTERESTS IN THE ACQUIRED COMPANY GROUP AND THEIR CORRESPONDING DIRECT OR INDIRECT INTERESTS IN THE ASSETS, IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS”, “WHERE IS” AND “WITH ALL FAULTS”. 7.21. Mutual Releases. (a) Seller Release. Effective as of the Closing, except for any rights or obligations under this Agreement or any other Transaction Documents, Seller on behalf of itself and its Affiliates, and its and their successors and assigns hereby irrevocably, unconditionally, fully and forever waives, releases, discharges, and covenants not to sue Buyer and the Buyer Indemnified Parties with respect to any and all known or unknown Proceedings, Liabilities or Losses arising out of any matter, act, omission, cause or event relating to Buyer’s or Buyer’s Affiliates’ function as an operator of OGC and OCC or as a member of OGC or OCC. (b) Buyer Release. Effective as of the Closing, except for any rights or obligations under this Agreement or any other Transaction Documents, Buyer on behalf of itself and its Affiliates and its and their successors and assigns hereby irrevocably, unconditionally, fully and forever waives, releases, discharges, and covenants not to sue Seller and Seller Indemnified Parties with respect to any and all known or unknown Proceedings, Liabilities or Losses arising out of any matter, act, omission, cause or event relating to Seller’s or Seller’s Affiliates’ function as a member of OGC or OCC. (c) Denial of Liability. The Parties agree that this Section 7.21 shall neither constitute nor be construed as an adjudication or finding on the merits of any of the matters released herein and shall not in any manner constitute or be deemed to be an admission of Liability or culpability on the part of any of the Parties, all such Liability being expressly denied.

49 (d) No Claims. The releases contained in Section 7.21(a) and (b) shall be construed as general releases with respect to the matters released in this Section 7.21 and Seller and Buyer, in each case individually and on behalf of their respective Affiliates, each irrevocably waives its respective rights with respect to the matters released in this Section 7.21 under any Law that provides that a general release does not extend to claims which a releasing party does not know of, or suspect to exist in its favor, at the time of execution of such release, which if known would have affected such releasing party’s release agreement with the released party. THE RELEASES AND DISCHARGES OF ANY PERSON UNDER THIS RELEASE SHALL APPLY REGARDLESS OF CAUSE, INCLUDING IF SUCH PERSON WAS JOINTLY, SOLELY OR CONCURRENTLY NEGLIGENT, GROSSLY NEGLIGENT OR OTHERWISE. In entering into this mutual release in this Section 7.21, each Party assumes the risk of any mistake of law or fact with respect to the matters released in this Section 7.21. If a Party later discovers that any fact such Party relied upon in entering this this Section 7.21 is not true, or that such Party’s understanding of the facts or the Law with respect to the matters released in this Section 7.21was incorrect, then such Party shall not be entitled to seek rescission of this Section 7.21 by reason thereof. (e) Covenants Not to Sue. Except for any rights or obligations under this Agreement or any other Transaction Documents, effective with the releases contained in Section 7.21, it is the intent of the Parties that the mutual consideration received pursuant to this Agreement satisfies and finally resolves the controversies released in this Section 7.21 and it is expressly intended and agreed that the Parties shall not assert against one another (or the Buyer Indemnified Parties or Seller Indemnified Parties released in Section 7.21) any future claims based on any conduct, act, or omission encompassed by the release set forth this Section 7.21. ARTICLE VIII Intentionally Deleted ARTICLE IX Closing 9.1. Time and Place of Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the sale, assignment, conveyance, transfer and delivery of the Acquired Interests to Buyer and the other transactions contemplated by this Agreement (the “Closing”) will take place by electronic transmission and shall occur simultaneously with the execution of this Agreement on the Execution Date. The date of the Closing is referred to in this Agreement as the “Closing Date.” All actions to be taken and all documents and instruments to be executed and delivered at Closing shall be deemed to have been taken, executed, and delivered simultaneously and, except as permitted hereunder, no actions shall be deemed taken nor any document and instruments executed or delivered until all actions have been taken and all documents and instruments have been executed and delivered. Subject to the occurrence of the Closing, all transactions hereunder shall be deemed to have occurred as of 12:01 a.m. Central Time, on the Closing Date.

50 9.2. Deliveries and Actions at Closing. (a) Buyer Deliveries and Actions. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Seller of its obligations pursuant to Section 9.2(b), Buyer will execute and deliver, or cause to be executed and delivered, to Seller, each of the following documents, where the execution or delivery of documents is contemplated, and will take or cause to be taken the following actions, where the taking of actions is contemplated: (i) Purchase Price. Payment of the Closing Purchase Price in accordance with Section 2.2; (ii) Assignment Agreement. A counterpart of the Assignment Agreement, duly executed by Buyer; (iii) Transition Services Agreement. A counterpart of a transition services agreement substantially in the form attached hereto as Exhibit D (the “Transition Services Agreement”), duly executed by Buyer; (iv) Letter Agreement Amendment. A counterpart of the Letter Agreement Amendment, duly executed by MarkWest Liberty Midstream & Resources, L.L.C.; and (v) R&W Policy. A copy of the final R&W Policy which will be bound and issued on the Closing Date. (b) Seller Deliveries and Actions. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Buyer of its obligations pursuant to Section 9.2(a), Seller will execute and deliver, or cause to be executed and delivered, to Buyer, each of the following documents, where the execution or delivery of documents is contemplated, and will take or cause to be taken the following actions, where the taking of actions is contemplated: (i) W-9. A duly completed and executed Internal Revenue Service Form W-9, duly executed by Seller or Summit Parent; (ii) Assignment Agreement. A counterpart of each of the Assignment Agreement, duly executed by Seller; (iii) Transition Services Agreement. A counterpart of the Transition Services Agreement, duly executed by Seller; (iv) Letter Agreement Amendment. A counterpart of the Letter Agreement Amendment, duly executed by Summit Parent; (v) Lien Release Letter. The Lien Release Letter and all other documents and instruments necessary to release and discharge all Liens

51 and Debt affecting the Acquired Interests at or promptly after the Closing; and (vi) Resignations. Resignations of each of the individuals set forth on Schedule 9.2(b)(vi) of the Seller Disclosure Schedule who serves as a committee member, officer, manager or in a similar capacity of the Acquired Company Group Member in his or her capacity as such. ARTICLE X Intentionally Deleted ARTICLE XI Indemnification 11.1. Survival. None of the Seller’s representations or warranties in this Agreement shall survive the Closing and all rights, claims and causes of action (whether in Contract or in tort or otherwise, or whether at Law or in equity) with respect thereto shall terminate at the Closing. Buyer’s representations and warranties in Section 6.1 (Organization), Section 6.2 (Authority; Enforceability), Section 6.3 (Non-Contravention), Section 6.4 (Governmental Approvals) and Section 6.5 (HSR Act) in this Agreement shall survive the Closing for a period of twelve (12) months following the Closing; provided that none of the Buyer’s other representations or warranties in this Agreement shall survive the Closing and all rights, claims and causes of action (whether in Contract or in tort or otherwise, or whether at Law or in equity) with respect thereto shall terminate at the Closing. In the case of any covenants or agreements of Seller and Buyer, as applicable, required to be performed after the Closing under this Agreement, all such covenants and agreements to be performed shall survive until fully performed or performance is no longer required. Furthermore, notwithstanding anything in this Agreement to the contrary, this Section 11.1 shall not limit in any manner (a) the ability of Buyer to recover under R&W Policy for any matters covered thereunder, or (b) Fraud. 11.2. Obligations of Seller. Subject to the terms of this Article XI and Section 11.1, effective as of and after the Closing, Seller shall indemnify, defend and hold harmless Buyer, its Affiliates and its and their respective successors, assigns, directors, managers, officers, employees, shareholders, partners, members, equityholders, agents and controlling persons (collectively, “Buyer Indemnified Parties”) from and against all Losses that any Buyer Indemnified Party may suffer, sustain or incur, or become subject to, to the extent resulting from, arising out of or in connection with (a) any breach of, or default in the performance of, any covenant or agreement of Seller in this Agreement, and (b) the Excluded Liability. 11.3. Obligations of Buyer. Subject to the terms of this Article XI and Section 11.1, effective as of and after the Closing, Buyer shall indemnify, defend and hold harmless each Seller, its Affiliates and its and their respective successors, assigns, directors, managers, officers, employees, shareholders, partners, members, equityholders, agents and controlling persons (collectively, the “Seller Indemnified Parties”) from and against all Losses that any Seller Indemnified Party may suffer, sustain or incur, or become subject to, to the extent resulting from or arising out of or in connection with (a) any breach of Buyer’s representations

52 and warranties in this Agreement or (b) any breach, or default in the performance of, any covenant or agreement of Buyer in this Agreement. 11.4. Limitations on Liability. (a) Subject to this Article XI, except in the event of Fraud, after the Closing, the sole and exclusive remedy of Buyer and its Affiliates with respect to the breach of any representations and warranties of Seller in this Agreement shall be limited to the R&W Policy (including, for the avoidance of doubt, whether Buyer obtains such R&W Policy at or after the Closing, if at all, and maintains, following the Closing, the R&W Policy, whether the R&W Policy is revoked, cancelled or modified in any manner after the Closing, or whether any Proceeding by Buyer or any of its Affiliates or Representatives is denied under the R&W Policy). For the avoidance of doubt, the absence of coverage under the R&W Policy for any reason, including due to exclusions from coverage thereunder or the failure of the R&W Policy to be in full force and effect for any reason, shall not expand, alter, amend, change or otherwise affect Seller’s or its Affiliates’ or Representatives’ or any of their respective successors’ and assigns’ liability under this Agreement. (b) Notwithstanding anything to the contrary herein, except in the event of Fraud, in no event shall the aggregate liability of the Seller in connection with this Agreement, including the transactions contemplated herein and therein, exceed the Purchase Price. (c) The Seller Indemnified Parties shall take, and shall cause Seller Indemnified Parties to take, all commercially reasonable steps to mitigate a Loss upon becoming aware thereof and of the event which gives rise thereto. Such Seller Indemnified Parties will each also use commercially reasonable efforts to pursue claims and collect any amounts to which they may be entitled under insurance policies or from third parties (pursuant to indemnification agreements or otherwise). The Parties agree that no Seller Indemnified Party shall have any recourse under this Article XI for any Losses that such Seller Indemnified Party would not have suffered had such Seller Indemnified Party exercised commercially reasonable efforts to mitigate such Losses within a reasonable amount of time following the discovery by such Seller Indemnified Party of the fact, event or circumstance giving rise to such Losses (and for a Seller Indemnified Party that is not a natural Person, the bringing to the attention of a responsible officer thereof of such fact, event or circumstance). Notwithstanding anything to the contrary herein, nothing in this Article XI shall operate to waive any Indemnified Party’s common law duty to mitigate any Losses. (d) The amount of any and all Losses indemnifiable under this Agreement shall be determined net of any amounts actually recovered by an Indemnified Party (or any of its Affiliates) with respect to such Losses from any third party, including any indemnity, contribution or other similar payment, or under or pursuant to any insurance policy pursuant to which or under which such Indemnified Party (or any of its Affiliates) has rights, it being understood that any amounts recovered under or pursuant to any insurance policy shall be calculated net of any reasonable costs associated with pursuing such insurance proceeds and reasonable out-of-pocket costs and any costs or expenses attributable to increases in insurance premiums. (e) Notwithstanding anything to the contrary contained in this Agreement, under no circumstances will any Party or any of its Affiliates be entitled to recover more than one time for any Loss under this Agreement, and to the extent a Party or any of its Affiliates is compensated

53 for a matter through the adjustments provided for in Section 2.3 or otherwise, such Party and its Affiliates will not have a separate right to indemnification or adjustment in another portion of Section 2.3 for such matter. Without limiting the generality of the prior sentence, if a set of facts, conditions or events constitutes a breach of more than one covenant or agreement that is subject to the indemnification obligations under this Article XI as applicable, only one recovery of Losses shall be allowed, and in no event shall there be any indemnification or duplication of payments or recovery under different provisions of this Agreement arising out of the same facts, conditions or events. (f) No indemnifying Person will be liable for any Losses that are subject to indemnification under Section 11.2 or Section 11.3 unless a written demand for indemnification under this Agreement is delivered by the indemnified Person to the indemnifying Person with respect thereto prior to 5:00 P.M. Central Time on the date pursuant to Section 11.1 on which the applicable survival period expires, to assert a claim for indemnification describing such claim in reasonable detail, including the factual circumstances giving rise to and the provisions under this Agreement on which such claim is based. In the event notice of any claim for indemnification under this Article XI has been given within the applicable survival period, the representations, warranties or covenants that are the subject of such indemnification claim shall survive solely with respect to such claim until such time as such claim is finally resolved, it being understood that such representations, warranties and covenants shall not survive with respect to any other claim that has not been timely given within such survival period. 11.5. Indemnification Procedure. (a) Any Person making a claim for indemnification under this Article XI (an “Indemnified Party”) shall promptly notify the indemnifying party (an “Indemnifying Party”) of the claim in writing after receiving written notice of any Proceeding or other claim against it by a third party (a “Third-Party Claim”), reasonably describing the nature of the Third-Party Claim, the amount thereof (if known and quantifiable), and the basis thereof and attaching copies of all correspondence related thereto; provided, that the failure to give reasonably prompt notice to an Indemnifying Party shall not relieve an Indemnifying Party of its obligations hereunder, except to the extent that an Indemnifying Party is prejudiced thereby. The Parties shall cooperate in good faith to resolve any disputed claim for indemnification. Any Indemnifying Party shall be entitled to participate in the defense of such Third-Party Claim giving rise to an Indemnified Party ’s claim for indemnification at such Indemnifying Party’s expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the control of the defense thereof by appointing counsel reasonably acceptable to the Indemnified Party to be the lead counsel in connection with such defense; provided, that (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided, that the fees and expenses of such separate counsel shall be borne entirely by the Indemnified Party; (ii) Seller shall not be entitled to assume control of such defense if (A) the claim for indemnification relates to or arises in connection with any criminal Proceeding, (B) the claim primarily seeks an injunction or other equitable relief against a Buyer Indemnified Party, (C) the Indemnified Party has been advised in writing by legal counsel that a conflict of interest exists which, under applicable principles of legal ethics, would prohibit a single legal counsel from representing both the Indemnifying Party and Indemnified Party in such Third-Party Claim or there may be legal defenses to the Indemnified Party which are different from or additional to those

54 available to the Indemnifying Party or (D) the maximum likely Losses under such Third-Party Claim are greater than the available indemnification amount from the Indemnifying Party (after taking into account the amount of all other claims for which the Indemnifying Party may be or may be claimed to be liable); and (iii) if an Indemnifying Party shall control the defense of any such Third-Party Claim, such Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim; provided, however, subject to the limitations set forth in this Article XI, an Indemnifying Party may settle or consent to the entry of judgment in respect of such Third-Party Claim without the consent of the Indemnified Party, if such settlement or judgment is for (x) money damages only, (y) includes a full release of the Indemnified Party from any further Liability in respect of such claim, and (z) does not contain any admission of wrongdoing on the part of the Indemnified Party. Irrespective of which party controls the defense of any Third-Party Claim, the other parties to this Agreement will, and will cause any non-party Affiliate to, cooperate with the controlling party in such defense and make available to the controlling party all witnesses, pertinent records, materials and information in such non-controlling party’s possession or under its control relating thereto as is reasonably required by the controlling party. The parties agree that all communications between any party and counsel responsible for or participating in the defense of any Indemnification Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege. (b) Any Person making a claim for indemnification under this Article XI on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall assert such Direct Claim by giving the Indemnifying Party prompt written notice thereof. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof (including without limitation appropriate timing justification for such Direct Claim), and shall indicate the estimated amount of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim at the Indemnifying Party ’s cost, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall reasonably assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnified Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement. 11.6. Damages Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, BUYER SHALL NOT BE LIABLE TO SELLER OR TO SELLER INDEMNIFIED PARTIES UNDER THIS ARTICLE XI FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY SELLER INDEMNIFIED PARTIES RESULTING FROM OR ARISING OUT OF BUYER’S BREACH OF REPRESENTATIONS AND WARRANTIES IN SECTION 6 OF THIS AGREEMENT, EXCEPT TO THE EXTENT ANY SELLER INDEMNIFIED PARTY SUFFERS SUCH DAMAGES TO A THIRD PARTY, WHICH DAMAGES (INCLUDING COSTS OF DEFENSE AND REASONABLE ATTORNEYS’ FEES INCURRED IN CONNECTION WITH

55 DEFENDING AGAINST SUCH DAMAGES), IN EACH CASE SHALL NOT BE EXCLUDED BY THIS PROVISION AS TO RECOVERY HEREUNDER. 11.7. Exclusive Remedy. Notwithstanding anything contained herein to the contrary but subject to Section 12.16, except in the case of (i) Fraud, (ii) recovery against the R&W Policy, (iii) any claims seeking specific performance pursuant to Section 12.16 with respect to the matters covered by Section 2.3 (Purchase Price Adjustment) and (iv) any remedy for Losses that are provided pursuant to any other Transaction Document (which shall be governed exclusively by such Transaction Document), the indemnification provisions pursuant to the provisions of this Article XI shall be the sole and exclusive remedy for the Parties for any misrepresentation or breach of any representation, warranty, covenant, agreement or other provision contained in this Agreement, or in any certificate or other instrument or document delivered pursuant hereto, or otherwise in connection with any claims related to subject matter or the transactions contemplated herein, including any claims relating to the Acquired Company Group, the business of the Acquired Company Group or Seller’s direct or indirect ownership of the Acquired Interests and the Non-Op Interests, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise. Each of the Parties acknowledge and agree, on its own behalf and on behalf of the other Buyer Indemnified Parties or Seller Indemnified Parties, as applicable, that they may not avoid the limitation on liability set forth in this Section 11.7 by (x) seeking damages for breach of contract, tort or pursuant to any other theory of liability, all of which are hereby expressly waived or (y) asserting or threatening any claim against any Person that is not a party (or a successor to a Party) for breaches of the representations, warranties or covenants contained in this Agreement. ARTICLE XII Miscellaneous 12.1. Governing Law. THIS AGREEMENT, ANY DISPUTE OR MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING ALL CLAIMS OR CAUSES OF ACTION (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF, OR RELATE TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THEREOF, AND THE LEGAL RELATIONSHIP AMONG THE PARTIES, WILL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, INCLUDING, WITHOUT LIMITATION, DELAWARE LAWS RELATING TO APPLICABLE STATUTES OF LIMITATION AND BURDENS OF PROOF AND AVAILABLE REMEDIES, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. 12.2. Consent to Jurisdiction. EACH PARTY AGREES THAT THE APPROPRIATE, EXCLUSIVE AND CONVENIENT FORUM FOR ANY DISPUTES BETWEEN ANY OF THE PARTIES RELATED TO, ARISING OUT OF OR IN

56 CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WILL BE IN THE DELAWARE COURT OF CHANCERY (OR, ONLY IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, IN ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF DELAWARE) AND EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS SOLELY IN RESPECT OF ANY SUCH DISPUTES AND AGREE THAT THOSE COURTS HAVE JURISDICTION OVER THE PARTIES AND THAT THEY CONSTITUTE A CONVENIENT FORUM. THE PARTIES FURTHER AGREE THAT THE PARTIES WILL NOT BRING SUIT WITH RESPECT TO ANY SUCH DISPUTES IN ANY COURT OR JURISDICTION OTHER THAN THE ABOVE SPECIFIED COURTS; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT LIMIT THE RIGHTS OF THE PARTIES TO OBTAIN EXECUTION OF JUDGMENT IN ANY OTHER JURISDICTION. EACH PARTY AGREES THAT A FINAL AND NO LONGER APPEALABLE JUDGMENT AGAINST A PARTY IN ANY SUCH DISPUTE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. 12.3. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE), RELATED TO, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. 12.4. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Parties. 12.5. Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. 12.6. Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, or by e-mail and shall be deemed to have been duly given (a) as of the date of delivery if delivered personally or by overnight delivery service or other courier, or by e-mail (if delivered prior to 5 p.m. Houston, Texas time or, if thereafter, then as of the next day), or (b) on the date

57 receipt is acknowledged if delivered by certified mail, addressed as follows; provided that a notice of a change of address shall be effective only upon receipt thereof: If to Seller: Summit Midstream Holdings, LLC 910 Louisiana Street, Suite 4200 Houston, TX 77002 Attention: Legal Department Email: [Omitted.] with a copy (which shall not constitute notice) to: Locke Lord LLP 600 Travis Street Suite 2800 Houston, Texas 77002 Attention: H. William Swanstrom; Jennie Simmons Email: [Omitted.] If to Buyer, to: Mark West Operating Utica, L.L.C. 1515 Arapahoe Street Tower I, Suite 1600 Denver, CO 80202 Attn: Contract Administration Email: [Omitted.] With a copy (which shall not constitute notice) to: Mark West Operating Utica, L.L.C. 1515 Arapahoe Street Tower I, Suite 1600 Denver, CO 80202 Attn: Law Department Email: [Omitted.] 12.7. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Neither Party may assign or transfer this Agreement or any of its rights, interests or obligations under this Agreement without the prior written consent of the other Party. Any attempted assignment or transfer in violation of this Agreement shall be null, void and ineffective.

58 12.8. Third Party Beneficiaries. Nothing in this Agreement shall entitle any Person other than Buyer and Seller to any claim, cause of action, remedy or right of any kind, except the rights expressly provided to the Persons in this Agreement, in each case, only to the extent such rights are exercised or pursued, if at all, by Seller or Buyer acting on behalf of such Person (which rights may be exercised in the sole discretion of the applicable Party hereunder). Notwithstanding the foregoing: (a) the Parties reserve the right to amend, modify, terminate, supplement, or waive any provision of this Agreement or this entire Agreement without the consent or approval of any other Person and (b) no Party hereunder shall have any direct Liability to any permitted third-party beneficiary, nor shall any permitted third-party beneficiary have any right to exercise any rights hereunder for such third-party beneficiary’s benefit except to the extent such rights are brought, exercised and administered by a Party hereto. 12.9. Entire Agreement. This Agreement (including the Annexes, Schedules and Exhibits attached hereto) and the other Transaction Documents constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to such subject matter. 12.10. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. 12.11. Representation by Counsel. Each Party agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and the documents referred to herein, and that it has executed the same upon the advice of such independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of both Parties and may not be construed against either Party by reason of its preparation. Therefore, the Parties waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. 12.12. Seller Disclosure Schedule. Seller may, at its option, include in the Seller Disclosure Schedule items that are not material or required by this Agreement and the inclusion of any information (including dollar amounts) in any Schedule of the Seller Disclosure Schedule shall not be deemed to be an admission or acknowledgment by Seller that such information is required to be listed on such Schedule of the Seller Disclosure Schedule or is material to or outside the ordinary course of the business of Seller or the Acquired Company Group. The information contained in this Agreement, the Exhibits and the Seller Disclosure Schedule is disclosed solely for purposes of this Agreement, and no information contained in this Agreement, the Exhibits or the Seller Disclosure Schedule shall be deemed to be an admission by any Party to any third Person of any matter whatsoever (including any violation

59 of a legal requirement or breach of contract). In no event shall disclosure of any matter, fact, occurrence, information or circumstance in the Schedules be deemed or interpreted to broaden the scope of the representations and warranties, obligations, covenants, conditions, indemnities or agreements contained in this Agreement, or to create any representation, warranty, obligation, covenant, condition, indemnity or agreement that is not contained in this Agreement. In particular, if the Seller Disclosure Schedule contains supplementary information not specifically required under this Agreement to be included in the Schedules, such additional matters are set forth solely for informational purposes, are not represented or warranted in this Agreement and do not necessarily include other matters of a similar nature. In disclosing any matter, fact, occurrence, information or circumstance in the Schedules, no Party is waiving any attorney-client privilege associated with any such matter, fact, occurrence, information or circumstance, or any protection afforded by the “work product doctrine” with respect to any of the same. Any exception, qualification or other disclosure set forth on the Seller Disclosure Schedule with respect to a particular representation, warranty or covenant contained in this Agreement shall be deemed to be an exception, qualification or other disclosure with respect to all other representations, warranties and covenants contained in this Agreement to the extent any description of facts regarding the event, item or matter disclosed is adequate so as to make reasonably apparent that such exception, qualification or disclosure is applicable to such other representations, warranties or covenants whether or not such exception, qualification or disclosure is so numbered. Any capitalized terms used in the Seller Disclosure Schedule but not otherwise defined therein shall be defined as set forth in this Agreement. 12.13. Facsimiles; Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Either Party’s delivery of any executed counterpart signature page by facsimile (or electronic .pdf format transmission) is as effective as executing and delivering this Agreement in the presence of the other Party, and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. 12.14. Privileged Communications. As to all communications among Locke Lord LLP, on the one hand, and Seller, the Acquired Company, or their respective Affiliates and Representatives, on the other hand, that relate in any way to the transactions contemplated by this Agreement that constitute attorney-client privileged communications or are otherwise privileged under applicable Law (collectively, the “Privileged Communications”), the privilege and the expectation of client confidence belongs to Seller and may be controlled by Seller and shall not pass to or be claimed by Buyer, the Acquired Company or any of their respective Affiliates. The Privileged Communications are the property of Seller, and from and after the Closing Date, none of Buyer, the Acquired Company or any of their respective Affiliates, nor any Person purporting to act on behalf of Buyer, the Acquired Company or any of their respective Affiliates will access or use the Privileged Communications, including by way of review of any electronic data, communications or other information, or seek to obtain such Privileged Communications, whether by seeking a waiver of the privilege or through other means. As to any such Privileged Communications prior to the Closing Date, none of Buyer, the Acquired Company or any of their respective Affiliates, successors or assigns, may disclose, use or rely on any of the Privileged Communications after the Closing; provided, however, the foregoing shall not restrict the ability of Buyer, the Acquired Company or any of their respective

60 Affiliates to challenge the fact that any communication is a Privileged Communication (other than as a result of Buyer becoming the owner of the Acquired Interests). The Privileged Communications may be used by Seller and its respective Affiliates in connection with any dispute that relates in any way to the transactions contemplated by this Agreement. Notwithstanding the foregoing, in the event that a dispute arises between Buyer, the Acquired Company and a third Person (other than a Party to this Agreement or any of such Party’s respective Affiliates) after the Closing, the Acquired Company may assert the privilege to prevent disclosure of the Privileged Communications to such third Person; provided, however, that the Acquired Company may not, unless required by applicable Law, waive such privilege without the prior written consent of Seller. In the event that Buyer or the Acquired Company are legally required by order or otherwise to access or obtain a copy of all or a portion of the Privileged Communications, Buyer shall immediately (and, in any event, within two (2) Business Days) notify Seller in writing (including by making specific reference to this Section 12.14) so that Seller can seek a protective order and Buyer agrees to use all reasonable efforts to assist therewith. 12.15. Affiliate Liability. Each of the following is herein referred to as a “Non- Recourse Party”: (a) any direct or indirect holder of Equity Interests or securities in a Party (whether limited or general partners, members, stockholders or otherwise), or any investment fund organized by or managed by any of the foregoing Persons, (b) any director, officer, employee, representative or agent of s Party or any Person who controls the Party, all as prior to the date of this Agreement or (c) any portfolio or operating company of any Person described in clauses (a), (b) or (c) (other than Buyer, Seller, the Acquired Company or any Person controlled by a Party or the Acquired Company). No Non-Recourse Party shall have any Liability or obligation of any nature whatsoever in connection with or under this Agreement, or the transactions contemplated herein or therein, and each Party, for itself and on behalf of the Seller Indemnified Parties or Buyer Indemnified Parties, as applicable, hereby waives and releases all claims of any such Liability and obligation. This Agreement may only be enforced against, and any dispute, controversy, matter or claim based on, related to, or arising out of this Agreement, or the negotiation, performance, or consummation of this Agreement, may only be brought against, the entities that are expressly named as Parties, and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Recourse Party is expressly intended as a third-party beneficiary of this Section 12.15. 12.16. Specific Performance. Each Party hereby acknowledges and agrees that the rights of each Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at Law. If any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, the non-breaching Party, subject to the terms hereof and in addition to any remedy at Law for damages or other relief permitted under this Agreement, may (at any time prior to the valid termination of this Agreement pursuant to Article X) institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief, without the necessity of proving actual damages or posting of a bond.

61 12.17. Time is of the Essence. This Agreement contains a number of dates and times by which performance or exercise of rights is due, and the Parties intend that each and every such date and time be the firm and final date and time, as agreed. For this reason, each Party hereby waives and relinquishes any right it might otherwise have to challenge its failure to meet any performance or rights election date and time applicable to it on the basis that its late action constitutes substantial performance. Without limiting the foregoing, time is of the essence in this Agreement. 12.18. Seller Parent Guaranty. Subject to the terms and conditions of this Agreement, Seller Parent hereby guarantees the payment and performance of Seller’s obligations under this Agreement solely with respect to Seller’s indemnification obligations with respect to the Excluded Liability under Section 11.2(b) (the “Financial Security”). The Financial Security is valid and in full force and effect and constitutes the valid and binding obligation of Seller Parent, enforceable in accordance with its terms. The Financial Security is an irrevocable guarantee of payment and performance (and not of collection) of any Losses incurred by the Buyer Indemnified Parties in connection with Seller’s indemnification obligations with respect to the Excluded Liability under Section 11.2(b), and shall continue in effect in accordance with the terms of this Agreement. The obligations of Seller Parent hereunder shall not be affected by or contingent upon (a) the liquidation or dissolution of, or the merger or consolidation of Seller or its Affiliates with or into any Person or any sale or transfer by Seller or its Affiliate of all or any part of its property or assets, (b) the bankruptcy, receivership, insolvency, reorganization or similar proceedings involving or affecting Seller or its Affiliates, or (c) any disability or any other defense of Seller or any other Person (with or without notice) which might otherwise constitute a legal or equitable discharge of a surety or a guarantor or otherwise. In connection with the foregoing, in the event of a default or failure to perform or make payment of the Financial Security by Seller when due under this Agreement (after any cure period set forth in this Agreement) or any other occurrence that might require Seller Parent to make payment(s) pursuant to the terms herein, Buyer shall be required to submit written notice to Seller Parent describing in reasonable detail (i) the default or failure on the part of Seller, (ii) the Financial Security to be paid and the amount of such Financial Security and (iii) Buyer’s payment instructions including bank name, bank routing number and bank account number. Within fifteen (15) Business Days receipt of such written notice, Seller Parent shall be required to, or shall cause Seller to, complete the performance or make the payment due under this Agreement to Buyer. Notwithstanding anything to the contrary contained herein, all of Seller Parent’s obligations under this Section 12.18 shall be subject to the terms, survival and limitations set forth in Article XI of this Agreement. [Signature page follows]

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT] IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its respective duly authorized officers as of the date first above written. SELLER: SUMMIT MIDSTREAM OPCO, LP By: Summit Midstream Marketing, LLC, its general partner By: /s/ J. Heath Deneke Name: J. Heath Deneke Title: President and Chief Executive Officer

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT] SOLELY FOR PURPOSES OF SECTION 12.18 HEREOF: SELLER PARENT: SUMMIT MIDSTREAM PARTNERS, LP By: Summit Midstream GP, LLC, its general partner By: /s/ J. Heath Deneke Name: J. Heath Deneke Title: President and Chief Executive Officer

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT] BUYER: MARKWEST UTICA OPERATING COMPANY, L.L.C. By: /s/ Greg Floerke Name: Greg Floerke Title: President

EXHIBIT A FORM OF SETTLEMENT STATEMENT [Omitted.]

EXHIBIT B R&W POLICY COMMITMENT [Omitted.]

EXHIBIT C FORM OF ASSIGNMENT OF INTERESTS [Omitted.]

EXHIBIT D FORM OF TRANSITION SERVICES AGREEMENT [Omitted.]

EXHIBIT E LETTER AGREEMENT AMENDMENT [Omitted.]

EXHIBIT F EXCLUDED LIABILITY [Omitted.]

ANNEX 1 ILLUSTRATIVE WORKING CAPITAL CALCULATION [Omitted.]

ANNEX 2 ACCOUNTING PRINCIPLES [Omitted.]